                                                                      EXHIBIT 99


                                                                       EXECUTION
                                                                            COPY



                               FINANCING AGREEMENT



                                   DATED AS OF

                                OCTOBER 16, 2000


                                      AMONG


                               AFA PRODUCTS, INC.

                                       AND

                    CONTINENTAL SPRAYERS INTERNATIONAL, INC.,
                                  AS BORROWERS,


                          INDESCO INTERNATIONAL, INC.,

                                       AND

                                 THE CIT GROUP /
                             BUSINESS CREDIT, INC.,
                                    AS LENDER




                                   $25 MILLION

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I.........................................................................................................1
DEFINITIONS.......................................................................................................1
-----------
SECTION 1.01.  Defined Terms......................................................................................1
               --------------
SECTION 1.02   Term Generally....................................................................................20
               ---------------
SECTION 1.03.  Accounting Terms; GAAP............................................................................20
               -----------------------
ARTICLE II.......................................................................................................20
CONDITIONS PRECEDENT.............................................................................................20
--------------------
SECTION 2.01.   Conditions to Closing............................................................................20
                ---------------------
SECTION 2.02.  Conditions to Each Extension of Credit............................................................24
               --------------------------------------
ARTICLE III......................................................................................................25
REVOLVING LOANS..................................................................................................25
---------------
SECTION 3.01.  Revolving Loans Generally.........................................................................25
               --------------------------
SECTION 3.02.   Notice of Borrowing Request......................................................................25
                ----------------------------
         ........................................................................................................25
SECTION 3.03.  Revolving Loan Account............................................................................25
               -----------------------
SECTION 3.04.  Statement of Account..............................................................................26
               ---------------------
ARTICLE IVTERM LOAN..............................................................................................26
          ---------
SECTION 4.01.  The Term Loans; Amortization......................................................................26
               ----------------------------
SECTION 4.02.  Mandatory Prepayments.............................................................................26
               ----------------------
SECTION 4.03.  Voluntary Prepayments.............................................................................27
               ---------------------
SECTION 4.04.  Application of Payments...........................................................................27
               ------------------------
SECTION 4.05.  Authorization to Charge Revolving Loan Account....................................................27
               -----------------------------------------------
ARTICLE VLETTERS OF CREDIT.......................................................................................27
         -----------------
SECTION 5.01.  Letters of Credit Generally.......................................................................28
               ---------------------------
SECTION 5.02.  Authorization to Charge Revolving Loan Account....................................................28
               -----------------------------------------------
SECTION 5.03. Indemnification....................................................................................28
              ----------------
SECTION 5.04.  Limitation on Lender's Responsibility.............................................................28
               --------------------------------------
SECTION 5.05.  Further Provisions................................................................................29
               -------------------
SECTION 5.06.  Licenses; Risk....................................................................................29
               ---------------
SECTION 5.07.   Subrogation......................................................................................30
                ------------
ARTICLE VI.......................................................................................................30
COLLATERAL.......................................................................................................30
----------
SECTION 6.01.  Grant of Security Interest........................................................................30
               ---------------------------
SECTION 6.02.  Security Interest Generally.......................................................................30
               ----------------------------
SECTION 6.03.  Collection of Trade Accounts Receivable...........................................................31
               ----------------------------------------
SECTION 6.04.  Delivery of Information Concerning Trade Accounts Receivable and Inventory........................31
               ---------------------------------------------------------------------------
SECTION 6.05.  Representations and Covenants With Respect to Trade Accounts Receivable and Inventory.............32
               --------------------------------------------------------------------------------------
SECTION 6.06.  Additional Representations and Covenants With Respect to Trade Accounts Receivable and Inventory..33
               -------------------------------------------------------------------------------------------------
SECTION 6.07.  Representations and Covenants With Respect to Equipment...........................................33
               -------------------------------------------------------


                                      lxxii

SECTION 6.08.  Representations and Covenants with Respect to General Intangibles.................................33
               -----------------------------------------------------------------
SECTION 6.09.  Continuing Security Interest......................................................................34
               -----------------------------
SECTION 6.10.  No Marshalling....................................................................................34
               ---------------
SECTION 6.11.  Credit Balances...................................................................................34
               ----------------
         SECTION 6.12.  Mortgages................................................................................35
                        ----------
ARTICLE VII......................................................................................................35
REPRESENTATIONS AND WARRANTIES...................................................................................35
------------------------------
SECTION 7.01.  Organization; Powers..............................................................................35
               ---------------------
SECTION 7.02.  Authorization; Enforceability.....................................................................35
               -----------------------------
SECTION 7.03.  Governmental Approvals; No Conflicts..............................................................35
               -------------------------------------
SECTION 7.04.  Financial Condition; No Material Adverse Change...................................................36
               ------------------------------------------------
SECTION 7.05.  Properties........................................................................................36
               ----------
SECTION 7.06.  Litigation, Environmental Matters and Labor Matters...............................................36
               ---------------------------------------------------
SECTION 7.07.  Compliance with Laws and Agreements...............................................................37
               -----------------------------------
SECTION 7.08.  Investment and Holding Company Status.............................................................37
               -------------------------------------
SECTION 7.09.  Taxes.............................................................................................37
               ------
SECTION 7.10.  ERISA.............................................................................................37
               -----
SECTION 7.11.  Disclosure........................................................................................37
               ----------
SECTION 7.12.  Security Interest.................................................................................38
               -----------------
SECTION 7.13.  Use of Proceeds...................................................................................38
               ---------------
SECTION 7.14.  Corporate Structure...............................................................................38
               --------------------
SECTION 7.15.  Permits, Etc......................................................................................38
               ------------
SECTION 7.16.  Fiscal Year.......................................................................................38
               -----------
SECTION 7.17.  Status of the Borrowers' and Indesco's Obligations................................................39
               --------------------------------------------------
ARTICLE VIII.....................................................................................................39
AFFIRMATIVE COVENANTS............................................................................................39
---------------------
SECTION 8.01.  Financial Statements, Projections, Borrowing Base Certificates  and Other Information.............39
               --------------------------------------------------------------------------------------
SECTION 8.02.  Notices of Material Events........................................................................41
               ---------------------------
SECTION 8.03.  Existence; Conduct of Business....................................................................41
               -------------------------------
SECTION 8.04.  Payment of Obligations............................................................................42
               ----------------------
SECTION 8.05.  Maintenance of Properties; Insurance..............................................................42
               ------------------------------------
SECTION 8.06.  Books and Records; Inspection Rights..............................................................42
               ------------------------------------
SECTION 8.07.  Compliance with Laws..............................................................................42
               --------------------
SECTION 8.08.  Use of Proceeds and Letters of Credit.............................................................42
               --------------------------------------
SECTION 8.09.  Lock Boxes and Blocked Account Agreements.........................................................43
               ------------------------------------------
SECTION 8.10.  New Subsidiaries..................................................................................43
               ----------------
ARTICLE IX.......................................................................................................43
NEGATIVE COVENANTS AND FINANCIAL COVENANTS.......................................................................43
------------------------------------------
SECTION 9.01.  Indebtedness......................................................................................43
               ------------
SECTION 9.02.  Liens.............................................................................................44
               -----
SECTION 9.03.  Fundamental Changes...............................................................................45
               -------------------
SECTION 9.04.  Investments, Loans, Advances, Guarantees and Acquisitions.........................................45
               ---------------------------------------------------------
SECTION 9.05.  Restricted Payments...............................................................................46
               -------------------


                                     lxxiii

SECTION 9.06.  Transactions with Subsidiaries and Affiliates.....................................................47
               ---------------------------------------------
     .      47
     -
SECTION 9.07.  Restrictive Agreements............................................................................47
               ----------------------
SECTION 9.08.  Change in Fiscal Year.............................................................................47
               ---------------------
SECTION 9.09.  Capital Expenditures..............................................................................48
               --------------------
SECTION 9.10. Combined EBITDA....................................................................................48
              ---------------
SECTION 9.11. Consolidated EBITDA................................................................................48
              -------------------
SECTION 9.12. Consolidated Fixed Charge Coverage Ratio. Indesco and its subsidiaries, on a consolidated basis,
              ----------------------------------------
         shall have a............................................................................................48
ARTICLE X........................................................................................................48
INTEREST, FEES AND EXPENSES; LIBOR PROVISIONS....................................................................48
---------------------------------------------
SECTION 10.01.  Interest Generally...............................................................................48
                ------------------
SECTION 10.02.  Default Charges..................................................................................49
                ----------------
SECTION 10.04.  Letter of Credit Fees............................................................................49
                ----------------------
SECTION 10.05.  Authorization to Charge Revolving Loan Account for Letter of Credit Fees, etc....................49
                ------------------------------------------------------------------------------
SECTION 10.06.  Reimbursement of Out-of-Pocket Expenses; Documentation Fee.......................................49
                -----------------------------------------------------------
SECTION 10.07.  Line of Credit Fee...............................................................................49
                -------------------
SECTION 10.08.  Loan Facility Fee................................................................................49
                ------------------
SECTION 10.09.   Administrative Management Fee...................................................................50
                 ------------------------------
SECTION 10.10.  Field Examination Fees...........................................................................50
                -----------------------
SECTION 10.11.  Authorization to Charge Revolving Loan Account for all Payments..................................50
                ----------------------------------------------------------------
SECTION 10.12.  Changes In Law...................................................................................50
                ---------------
SECTION 10.13.  Increased Costs..................................................................................51
                ----------------
SECTION 10.14.  LIBOR Provisions Generally.......................................................................52
                ---------------------------
SECTION 10.15.  LIBOR Unascertainable............................................................................53
                ----------------------
SECTION 10.16.  Extension For Payment............................................................................53
                ----------------------
SECTION 10.17.  Unlawfulness.....................................................................................53
                -------------
SECTION 10.18.  Indemnification..................................................................................53
                ----------------
SECTION 10.19.  Regulatory Changes...............................................................................54
                -------------------
ARTICLE XI.......................................................................................................55
POWERS...........................................................................................................55
------
ARTICLE XII......................................................................................................55
EVENTS OF DEFAULT AND REMEDIES...................................................................................55
------------------------------
SECTION 12.01   Events of Default................................................................................55
                ------------------
SECTION 12.02   Termination of Commitments; Acceleration.........................................................57
                -----------------------------------------
SECTION 12.03 Exercise of Remedies...............................................................................59
              ---------------------
ARTICLE XIII.....................................................................................................60
TERMINATION......................................................................................................60
-----------
ARTICLE XIV......................................................................................................60
MISCELLANEOUS....................................................................................................60
-------------
SECTION 14.01.  Notices..........................................................................................60
                -------
SECTION 14.02.  Waivers; Amendments..............................................................................61
                -------------------


                                      lxxiv

SECTION 14.03.  Expenses; Indemnity; Damage Waive................................................................62
                ---------------------------------
SECTION 14.04.  Successors and Assigns...........................................................................63
                ----------------------
SECTION 14.05.  Survival.........................................................................................63
                --------
SECTION 14.06.  Counterparts; Integration; Effectiveness.........................................................64
                ----------------------------------------
SECTION 14.07.  Severability.....................................................................................64
                ------------
SECTION 14.08.  Right of Setoff..................................................................................64
                ----------------
SECTION 14.09.  Governing Law; Jurisdiction; Consent to Service of Process.......................................65
                -----------------------------------------------------------
SECTION 14.10.  WAIVER OF JURY TRIAL.............................................................................66
                --------------------
SECTION 14.11.  Headings.........................................................................................66
                --------
SECTION 14.12.  Confidentiality..................................................................................67
                ---------------
SECTION 14.13.  Interest Rate Limitation.........................................................................67
                ------------------------
SECTION 14.14.  [Intentionally Omitted]..........................................................................67
                 ----------------------






                                      lxxv

                                                                        EXHIBITS

                                              Exhibit A - Form of Revolving Note
                                                   Exhibit B - Form of Term Note
                                  Exhibit C - Form of Borrowing Base Certificate
                                     Exhibit D-1 - Form of Warehouseman's Waiver
                                        Exhibit D-2 - Form of Processor's Waiver

                                                                       SCHEDULES

                                            Schedule 7.14  - corporate structure
                                          Schedule 9.01  - existing Indebtedness
                                                 Schedule 9.02  - existing Liens
                                           Schedule 9.04  - existing investments
                                         Schedule 9.07  - restrictive agreements

                                                                         ANNEXES

                                           Annex I - Lien Perfection Information
                                           Annex II - Closing Document Checklist






                                      lxxvi

FINANCING AGREEMENT dated as of October 16, 2000 among AFA PRODUCTS, INC. a Delaware corporation ("AFA") and CONTINENTAL SPRAYERS INTERNATIONAL, INC., a Delaware corporation ("CSI", and together with AFA, collectively, the "Borrowers" and each, individually, a "Borrower"), INDESCO INTERNATIONAL, INC., a Delaware corporation ("Indesco") and THE CIT GROUP/BUSINESS CREDIT, INC. (the "Lender").

                                    ARTICLE I

                                   DEFINITIONS


              SECTION 1.01. Defined Terms. As used in this Financing Agreement, the following terms shall have the following meanings:

ACCOUNTS shall mean all of the Borrowers' now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Lender), including, without limitation, all accounts created by, or arising from, all of the Borrowers' sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of the Borrowers' trade names or styles, or through any of the Borrowers' divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to any Borrower; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

ADMINISTRATIVE MANAGEMENT FEE shall mean the fee payable to the Lender for its own account in accordance with Section 10.09 hereof to offset the costs and expenses (excluding Out-of-Pocket Expenses and auditor fees) of the Lender in connection with administration, record keeping, analysis and evaluation of the Collateral.

AFFILIATE shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

ANNIVERSARY DATE shall mean the date occurring three (3) years from the Closing Date and the same date in every year thereafter.

APPLICABLE INCREMENT shall mean on any date of determination, with respect to any Revolving Loan bearing interest based on the Base Rate or LIBOR, or any portion of any Term Loan bearing interest based on the Base Rate or LIBOR, the applicable rate per annum set forth below under the applicable caption, based upon the level of Consolidated EBITDA corresponding thereto for the period of four consecutive Fiscal Quarters ending immediately prior to such date of determination. The Applicable Increment shall apply during the period commencing on the first day of the month following the month during which the Lender shall have received the financial statements required to be delivered pursuant to
Section 8.01 for any referenced Fiscal Quarter, and ending on the last day of the month during which the Lender shall have received such financial statements for the next succeeding Fiscal Quarter, provided however, that until such time as the Lender receives such financial statements for the Fiscal Quarter ending on December 31, 2000, the Applicable Increment shall be those set forth below opposite Case 3, and provided further that upon the occurrence of a Liquidity Event, each rate per annum set forth below shall automatically increase by one percent (1%).


                         Applicable Increment
                         --------------------
                         for Revolving Loans    Applicable Increment   Applicable Increment   Applicable Increment
                         --------------------   ---------------------  --------------------   --------------------
Consolidated             based on the Base      for Revolving Loans    for Term Loans based   for Term Loans based
-------------            ------------------     --------------------   ---------------------  --------------------
EBITDA                   Rate                   based on LIBOR         on the Base Rate       on LIBOR
------                   ----                   --------------         ----------------       --------

Case 1                   .00%                   2.00%                   .25%                  2.50%

Case 2                   .00%                   2.25%                   .50%                  2.75%

Case 3                   .25%                   2.50%                   .75%                  3.00%

Case 4                   .50%                   2.75%                  1.00%                  3.25%

AUTHORIZED OFFICER shall mean, with respect to Indesco or any Borrower, its Chief Executive Officer or Chief Financial Officer, or any other officer of Indesco or such Borrower, as the case may be, duly authorized by its Board of Directors to discharge some or all of the responsibilities of the Chief Financial Officer.

AVAILABILITY shall mean, with respect to any Borrower at any time the amount by which: (a) the lesser of (i) the Revolving Line of Credit minus the Letter of Credit Exposure with respect to such Borrower, and minus the sum of all Revolving Loans made to the other Borrower and the Letter of Credit Exposure in effect with respect to such other Borrower or (ii) the Borrowing Base applicable to such Borrower, minus the amount calculated pursuant to clause (b) of the term Availability Reserve with respect to such Borrower exceeds (b) the sum of (i) the aggregate principal amount of all outstanding Revolving Loans made to such Borrower and (ii) the Letter of Credit Exposure with respect to such Borrower.

AVAILABILITY RESERVE shall mean, with respect to any Borrower, the sum of: (a) any reserve in such amount and with respect to such risks as the Lender may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letter of Credit

Exposure with respect to such Borrower pursuant to Section 5.01; and (b) a reserve in an amount equal to the product of (x) the Eligible Accounts Receivable of such Borrower, as of any date of determination, multiplied by (y) the historic dilution for the period of six months preceding such date of determination of the Trade Accounts Receivable of such Borrower, expressed as a percentage, as determined and adjusted from time to time by the Lender in its reasonable discretion, pursuant to its periodic examination of such Borrower's books and records, minus five percent (5%).

BASE RATE shall mean the rate of interest per annum announced by The Chase Manhattan Bank, or its successors, from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

BASE RATE LOANS shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Base Rate.

BLOCKED ACCOUNT AND BLOCKED ACCOUNT AGREEMENT shall have the meanings given to such terms in Section 6.03.

BORROWING BASE shall mean, with respect to any Borrower, the sum of (a) eighty-five percent (85%) of such Borrower's aggregate outstanding Eligible Accounts Receivable, plus (b) the lesser of (i) sixty percent (60%) of the aggregate value of such Borrower's Eligible Inventory, where value shall be based on the lower of cost or market determined on a first-in-first-out basis, or (ii) the Inventory Loan Cap.

BORROWING BASE CERTIFICATE means, with respect to any Borrower, a certificate of an Authorized Officer of such Borrower substantially in the form of Exhibit C hereto appropriately completed.

BREAKAGE COSTS shall mean the costs and expenses described in Section 10.18.

BUSINESS DAY shall mean any day on which both the Lender and The Chase Manhattan Bank are open for business in New York City.

CAPITAL EXPENDITURES shall mean, for any period, with respect to any Person, the aggregate expenditures of such Person during such period on account of property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected in the balance sheet of such Person, including without limitation the portion of each Capital Lease that is or should be capitalized in accordance with GAAP.

CAPITAL LEASE shall mean, with respect to any Person, any lease by such Person of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of such Person.

CASE 1 shall mean, for any period of four consecutive Fiscal Quarters, Consolidated EBITDA equal to or greater than $20,000,000.

CASE 2 shall mean, for any period of four consecutive Fiscal Quarters, Consolidated EBITDA equal to or greater than $19,000,000, and less than $20,000,000.

CASE 3 shall mean, for any period of four consecutive Fiscal Quarters, Consolidated EBITDA of equal to or greater than $18,000,000, and less than $19,000,000.

CASE 4 shall mean, for any period of four consecutive Fiscal Quarters, Consolidated EBITDA of less than $18,000,000.

CLOSING DATE shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to the Lender.

CODE shall mean the Internal Revenue Code of 1986, as amended.

COLLATERAL shall mean all present and future Accounts, Documents of Title, Equipment, General Intangibles, Intellectual Property, Inventory, Pledged Stock, Real Estate and Other Collateral.

COMMITMENT LETTER shall mean, collectively, each Commitment Letter, dated October 2, 2000, issued by the Lender to, and accepted by, the Borrowers.

CONSOLIDATED shall mean, with respect to any financial statement of Indesco, or any financial statement of any Borrower, the preparation of such financial statement on a consolidated basis for such Person and its consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

CONSOLIDATED EBITDA shall mean, for any period, EBITDA of Indesco and its consolidated subsidiaries, other than Polytek, for such period.

CONSOLIDATED FIXED CHARGE COVERAGE RATIO shall mean, without duplication, for the relevant period, the ratio determined by dividing (i) Consolidated EBITDA for such period, by (ii) the sum of (a) Interest Expense of Indesco and its consolidated subsidiaries paid or due, in cash, during such period, plus (b) the amount of principal of the Term Loans and of any other Indebtedness of Indesco and its consolidated subsidiaries (other than the Revolving Loans and Letters of Credit) repaid or scheduled to be repaid during such period (including the portion of payments made during such period under Capitalized Leases that are allocable to the repayment of principal), plus (c) Capital Expenditures made by Indesco or by any Borrower during such period which were not financed, plus (d) all dividends and other distributions of a similar nature made in cash during such period, the proceeds of which are used by Indesco to fund the payment in the ordinary course of obligations incurred by it, other than any such dividends or distributions made during such period in connection with the sale or other distribution of the assets or capital stock of Polytek, plus (e) all federal, state and local income tax expenses due and payable in cash by Indesco or by any Borrower during such period.

CONSOLIDATING shall mean, with respect to any financial statement of Indesco, the preparation of such financial statement on a consolidated basis plus individual balance sheets for Indesco and its consolidated subsidiaries, showing all eliminations of inter-company transactions, including balance sheets and statements of operation and cash flow for each Borrower exclusively, all prepared in accordance with GAAP.

CONTROL shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

COPYRIGHTS shall mean all present and hereafter acquired copyrights, copyright registrations, recordings, applications, and licenses for any of the foregoing, designs, styles, prints and labels bearing any of the foregoing, and all cash and non-cash proceeds thereof.

DEFAULT shall mean any event specified in Article XII, or which, with the giving of notice, the lapse of time, or both, or any other condition, event or act, would become an Event of Default.

DEFAULT CHARGES shall mean (i) with respect to Loans, a rate of interest per annum equal to the sum of two percent (2%) plus the Applicable Increment over the Base Rate plus the Base Rate, in the case of Base Rate Loans, or two percent (2%) plus the Applicable Increment over the LIBOR Rate plus the LIBOR Rate, in the case of LIBOR Loans, and (ii) with respect to Letters of Credit, a rate of interest per annum equal to the sum of two percent (2%) plus the applicable Letter of Credit Fee.

DOCUMENTATION FEE shall mean the Lender's standard fees relating to any and all modifications, waivers, releases or amendments with respect to this Financing Agreement, the Collateral and/or the Obligations, or the perfection of the Lender's security interest in additional collateral, in each case after the Closing Date.

DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EBITDA shall mean, for any period, Net Income for such period plus, to the extent deducted in determining Net Income for such period, the aggregate amount of Interest Expense and income tax expense for such period, and all depreciation, amortization and other non-cash charges for such period, minus, to the extent included in determining Net Income for such period, the aggregate amount of interest income for such period that has been deferred or has not been paid in cash, all determined in accordance with GAAP on a consistent basis, but excluding the effect of extraordinary or non-reoccurring gains or losses for such period.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean, with respect to any Borrower, the gross amount of such Borrower's Trade Accounts Receivable that are subject to a valid, first priority and fully perfected security interest in favor of the Lender, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Lender in the exercise of its reasonable business judgment, less, without duplication, any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding). Trade Accounts Receivable that arise from or are subject to or include any of the following shall not be considered Eligible Accounts
Receivable:

       (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Borrower has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Lender's satisfaction in the exercise of its reasonable business judgment;

       (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to the Lender) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada, provided that the Accounts on which such customers are obligated are by their terms payable in U.S. Dollars, or payable in Canadian dollars and the risk in fluctuation of currency value between Canadian and U.S. Dollars is hedged in a manner that is reasonably satisfactory to the Lender;

       (iii) Trade Accounts Receivable that remain unpaid beyond the sooner to occur of the date which is sixty (60) days from due date or ninety (90) days from invoice date;

       (iv) contra accounts, to the extent of the applicable offset;

       (v) sales to any employee, Affiliate or Subsidiary of such Borrower;

       (vi) bill and hold (deferred shipment) or consignment sales, other than sales made on a bill and hold basis to Scotts, provided that (A) any such sale has been made by the applicable Borrower in the ordinary course of its business and (B) the terms of such sale (including without limitation the terms pertaining to the point at which title to the goods which are the subject of such sale are transferred to Scotts) have been memorialized in a written agreement signed by Scotts and delivered to such Borrower;

       (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of all or substantially all of its material creditors for purposes of negotiating, a compromise of its debts, (D) financially unacceptable to the Lender or has a credit rating unacceptable to the Lender, in each case in the Lender's reasonable judgment;

       (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid beyond the sooner to occur of the date which is sixty (60) days from due date or ninety (90) days from invoice date;

       (ix) pre-billed Trade Accounts Receivable and Trade Accounts Receivable arising from progress billing;

       (x) an amount representing, historically, returns, warranty reserves, discounts, claims, credits, allowances and applicable terms, samples, and an amount representing late charges or finance charges;

       (xi) sales not payable in United States currency, other than as provided in clause (ii) (y) above; and

       (xii) any other reasons deemed necessary by the Lender in its reasonable judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of the Lender (with respect to which reasons the Lender shall endeavor to give prior notice to the applicable Borrower).

ELIGIBLE INVENTORY shall mean, with respect to any Borrower, the gross amount of such Borrower's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of the Lender and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Lender in the exercise of its reasonable business judgment, less, without duplication, any (a) supplies (other than raw materials), (b) Inventory not present in the United States of America, other than Inventory imported pursuant to a Letter of Credit, (c) Inventory repossessed by such Borrower or returned or rejected by such Borrower's customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to such Borrower's suppliers, (d) Inventory in transit to third parties (other than such Borrower's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement in substantially the form of Exhibit D-1 or D-2 hereto (as applicable), or is otherwise in form and substance satisfactory to the Lender, (e) Inventory which materially fails to meet standards imposed by any applicable Governmental Authority, and (f) any reserves required by the Lender in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving (based on the historical turnover of the applicable Borrower's Inventory) and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

ENVIRONMENTAL LAW shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

ENVIRONMENTAL LIABILITY shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed by or imposed upon, such Borrower with respect to any of the foregoing.

EQUIPMENT shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort, provided, however, that Equipment shall not include any machinery or equipment acquired by a Borrower (i) by lease (whether pursuant to a Capital Lease or otherwise) or (ii) pursuant to a purchase money financing arrangement, to the extent that the terms of such lease or such financing arrangement prohibit such Borrower from collaterally assigning or granting a Lien against such machinery or equipment, so long as such prohibition is legally enforceable.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

ERISA AFFILIATE shall mean any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

ERISA EVENT shall mean (a) any "reportable event," as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any material liability with respect to the withdrawal or partial withdrawal from any Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice concerning the imposition of withdrawal liability, within the meaning of Title IV of ERISA.

EUROCURRENCY RESERVE REQUIREMENTS for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal) in effect with respect to the Lender on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by the Lender (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

EVENT(s) OF DEFAULT shall have the meaning provided for in Article XII.

FEDERAL FUNDS EFFECTIVE RATE shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

FISCAL QUARTER shall mean, with respect to Indesco and each Borrower, each three
(3) month period ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

FISCAL YEAR shall mean, with respect to Indesco and each Borrower, the period of four consecutive Fiscal Quarters commencing on January 1 of each year and ending on December 31 of such year.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

GENERAL INTANGIBLES shall mean all present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, corporate names, business names, logos and any other designs or sources of business identities and the goodwill with respect to any of the foregoing, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) any other forms of similar intellectual property, and (i) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between a Borrower and any licensee of any of such Borrower's General Intangibles, provided, however, that General Intangibles shall not include any contract rights in which a Borrower has an interest to the extent such contract rights arise under a license agreement (x) to which such Borrower is a party as licensee and (y) which by its terms prohibits such Borrower from collaterally assigning or granting a Lien against such contract rights, so long as such prohibition is legally enforceable.

GOVERNMENTAL AUTHORITY shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

GUARANTY shall mean each instrument of guaranty dated as of the Closing Date, executed by Indesco and each of the Borrowers in favor of the Lender.

HAZARDOUS MATERIALS shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

HEDGING OBLIGATIONS shall mean any obligation or liability arising under or relating to an interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, or any arrangement which is derivative thereof.

HOLDINGS shall mean Indesco Holdings Co., a Delaware corporation.

INDEBTEDNESS of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and excluding installments of premiums payable with respect to policies of insurance contracted for in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all obligations under Capital Leases of such Person attributable to the payment of principal, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

INDENTURE EVENT shall mean the default or event of default under the Subordinated Indenture arising from the failure to pay when due (and the continuance of such failure for a period of 30 days or more) the scheduled installment of interest on the Subordinated Notes payable on October 15, 2000.

INSURANCE PROCEEDS shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

INTELLECTUAL PROPERTY shall mean all property and all interests in property described in the Intellectual Property Agreements in which any Borrower has granted security interests to the Lender.

INTELLECTUAL PROPERTY AGREEMENTS shall mean, collectively, the Trademark Security Agreements and the Patent Security Agreements, in each case dated as of the Closing Date and executed by the Borrowers in favor of the Lender, pursuant to which the Borrowers shall have granted to the Lender a Lien on and security interest in the property, and interests in property, described in each such Agreement as security for the payment and performance of the Obligations.

INTEREST EXPENSE shall mean the total interest obligations (paid or accrued) of a Person, determined on a consolidated basis in accordance with GAAP, consistently applied.

INTEREST PERIOD shall mean:

(a) with respect to any initial request by a Borrower for a LIBOR Loan, a one month, two month, three month or six month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two, three or six months thereafter, as applicable; and

(b) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of such Borrower, any one month, two month, three month or six month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as applicable;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

(ii) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

(iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) Chase Manhattan Bank quotes an applicable rate or the Lender determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by Chase Manhattan Bank or the Lender will adequately and fairly reflect the cost of maintaining or funding Loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the earlier of Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, such Borrower shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Base Rate.

INVENTORY shall mean all of the Borrowers' present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production-from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

INVENTORY LOAN CAP shall mean, as of any date of determination, with respect to any Borrower, the amount obtained after the subtraction from $6,000,000 of the portion of the Revolving Loans outstanding on such date advanced against the Eligible Inventory of the other Borrower.

ISSUING BANK shall mean the bank issuing Letters of Credit.

LC DISBURSEMENT shall mean (i) a payment made by the Issuing Bank pursuant to a Letter of Credit, or (ii) a payment made by the Lender pursuant to any indemnification agreement described in clause (ii) of the defined term Letter of Credit Guaranty.

LETTER OF CREDIT EXPOSURE shall mean, as of any date of determination, without duplication, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit, (ii) the aggregate unreimbursed amount of all drawn Letters of Credit and (iii) any other unreimbursed LC Disbursement.

LETTER OF CREDIT FEE shall mean the fee chargeable to the Borrowers by the Lender, pursuant to Section 10.04, for (a) issuing a Letter of Credit Guaranty, and/or (b) otherwise aiding the Borrowers in obtaining Letters of Credit.

LETTER OF CREDIT GUARANTY shall mean (i) the guaranty delivered by the Lender to the Issuing Bank of the Borrowers' reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document and (ii) the indemnification by the Lender of First Union National Bank for the undrawn principal amount as of the Closing Date of, and fees and expenses payable in respect of, documentary letters of credit and stand-by letters of credit issued by such bank under the Old Credit Agreement, pursuant to an indemnity agreement, dated on or about the Closing Date, executed by the Lender and such bank.

LETTER OF CREDIT SUB-LINE shall mean the commitment of the Lender, pursuant to
Section 5.01, to assist the Borrowers in obtaining Letters of Credit having an aggregate undrawn amount ,together with an aggregate drawn but unreimbursed amount, not to exceed (i) in the aggregate, for all Letters of Credit, $2,000,000 and (ii) in the case of documentary Letters of Credit, $1,000,000, and in the case of stand-by Letters of Credit, $1,000,000.

LETTERS OF CREDIT shall mean all letters of credit issued by the Issuing Bank, for or on behalf of a Borrower, with the assistance of the Lender, in accordance with Article V.

LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at the Lender's election (i) the applicable LIBOR quoted to the Lender by The Chase Manhattan Bank (or any successor thereof), or (ii) the rate of interest determined by the Lender at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Lender) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

LIBOR LENDING OFFICE shall mean, with respect to the Lender, the office of The Chase Manhattan Bank, or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017.

LIBOR LOAN shall mean any Loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by the Lender, and (ii) no LIBOR Loan shall be made with an Interest Period that ends subsequent to an Anniversary Date or any applicable Early Termination Date.

LIEN shall mean with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

LINE OF CREDIT shall mean, as of any relevant date, the sum of the Lender's commitments to make Revolving Loans, assist in the issuance of Letters of Credit, and make Term Loans which, as of the Closing Date, shall equal $25,000,000, in the aggregate.

LINE OF CREDIT FEE shall: (a) mean the fee payable jointly and severally by the Borrowers to the Lender and due at the end of each month for the Line of Credit, and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit and (ii) the sum, for such month, of (x) the average daily balance of Revolving Loans plus
(y) the average daily undrawn balance of Letters of Credit, in each case outstanding during such month, by three-eighths of one percent (.375%) per annum for the number of days in such month.

LIQUIDITY EVENT shall have the meaning given to such term in Section 10.03.

LOAN shall mean a Revolving Loan or a Term Loan; Loans shall mean all Revolving Loans and all Term Loans.

LOAN DOCUMENTS shall mean this Financing Agreement, each Guaranty, the Promissory Notes, the Intellectual Property Agreements, the Stock Pledge Agreement, the Mortgages, the other closing documents and any other ancillary documents, instruments and agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

LOAN FACILITY FEE shall mean the fee payable to the Lender in accordance with, and pursuant to, the provisions of Section 10.08.

LOCK BOX shall have the meaning given such term in Section 6.03.

MATERIAL ADVERSE CHANGE shall mean a material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of any Borrower, or of Indesco and its subsidiaries, taken as a whole, other than any such change arising from or relating to the occurrence of the Indenture Event.

MATERIAL ADVERSE EFFECT shall mean a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of any Borrower, or of Indesco and its subsidiaries, taken as a whole, other than any such effect arising from or relating to the occurrence of the Indenture Event, (b) the ability of any Borrower to perform any of its material obligations under this Financing Agreement or any of the other Loan Documents or
(c) the rights of or benefits available to the Lender under this Financing Agreement or any of the other Loan Documents.

MATERIAL INDEBTEDNESS shall mean any Indebtedness (other than the Loans, Letters of Credit and other Obligations) of Indesco or of any Borrower in a principal amount, as of any date of determination, exceeding $250,000.

MORTGAGES shall mean each Future Advances Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by AFA, each dated as of the Closing Date, each Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by CSI, each dated as of the Closing Date, and the Fee and Leasehold Deed of Trust and Security Agreement executed by CSI, dated as of the Closing Date.

NET CASH PROCEEDS shall mean, with respect to any property, the aggregate amount of all proceeds, payable in cash, arising from the sale, transfer or other disposition of such property, minus the usual and customary out-of-pocket costs and expenses payable by the seller of such property, the principal amount of Indebtedness that is mandatorily payable by such seller upon the disposition of such property (other than Indebtedness incurred under this Financing Agreement), and the amount of taxes paid (or reasonably estimated to be payable) by such seller in connection with such disposition.

NET INCOME shall mean, with respect to any Person for any period, the net after tax income (or loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP.

OBLIGATIONS shall mean all loans, advances and extensions of credit made or to be made by the Lender to any Borrower (or all Borrowers), or to others for such Borrower's account, pursuant to this Financing Agreement (including, without limitation, all Revolving Loans, Letter of Credit Guaranties, and the Term Loans); and any and all indebtedness, liabilities and obligations which may at any time be owing by such Borrower to the Lender arising under or relating to this Financing Agreement, whether now in existence or incurred by such Borrower from time to time hereafter; whether consisting of principal, interest, fees, costs, expenses (including reasonable attorney's fees and disbursements) or otherwise; whether secured by Liens upon any of such Borrower's Collateral, assets or property or the assets or property of any other Person; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether such Borrower is liable to the Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise, provided, however, that Obligations shall not include any obligations, liabilities or indebtedness arising under the Guaranty executed by such Borrower. Obligations shall also include indebtedness, obligations and liabilities owing to the Lender by such Borrower under any Loan Document or under any other agreement or arrangement now or hereafter entered into between the Borrower and the Lender pursuant to or in connection with the transactions contemplated to occur under or in respect of this Financing Agreement and all Out-of-Pocket Expenses.

OLD CREDIT AGREEMENT shall mean the Loan and Security Agreement dated as of September 29, 1998 by and among Indesco International, Inc., AFA Products, Inc., Continental Sprayers, Inc. and First Union National Bank, as the same may be renewed, amended, extended, increased or supplemented from time to time.

OTHER COLLATERAL shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of the Lender; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of the out-of-pocket costs and expenses incurred pursuant to this Financing Agreement or any other Loan Documents by the Lender, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by the Lender in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on the Lender due to returned items and "insufficient funds" of deposited checks and the Lender's standard fees relating thereto, any amounts paid by, incurred by or charged to, the Lender by the Issuing Bank under a Letter of Credit Guaranty or any Borrower's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Lender's standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of the Lender's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable reasonable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Section 12.03, and title insurance premiums, real estate survey costs, costs of preparing and recording the Mortgages.

OVERADVANCE shall mean, as of any date of determination, with respect to any Borrower, the amount by which (a) the sum of all Revolving Loans made to such Borrower and the Letter of Credit Exposure applicable to such Borrower exceeds
(b) the lesser of (i) the Revolving Line of Credit minus the sum of all Revolving Loans made to the other Borrower and the Letter of Credit Exposure applicable to such other Borrower and (ii) the Borrowing Base applicable to such Borrower minus the Availability Reserve in effect with respect to such Borrower, in each case as of such date.

PATENTS shall mean all present and hereafter acquired patents, patent applications, any reissues or renewals thereof, licenses for any of the foregoing, any inventions and improvements claimed thereunder, and all income, royalties, cash and non-cash proceeds thereof.

PERMITS shall have the meaning given to such term in Section 7.16.

PERMITTED ENCUMBRANCES shall mean: (a) liens of local or state authorities for franchise or other like Taxes not yet due; (b) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens and with respect to which adequate reserves or other appropriate provisions are being maintained by the Borrower obligated with respect thereto in accordance with GAAP); (c) pledges or deposits made (and the liens thereon) in the ordinary course of business of the Borrowers (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits and deposits securing liability to insurance carriers under insurance or self-insurance arrangements or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations; (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (i) do not materially interfere with the occupation, use or enjoyment by a Borrower of its business or property so encumbered and (ii) in the reasonable business judgment of the Lender do not materially and adversely affect the value of such Real Estate; (e) tax liens which are not yet due and payable or which are being diligently contested in good faith by the applicable Borrower by appropriate proceedings; (f) liens created in favor of a bank at which a deposit account, other than a Blocked Account, is maintained, including set off rights in favor of such bank; (g) the items identified in Schedules A, B and C of each of the Mortgages; and (h) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Estate which are not violated by the current use and operation of the Real Estate.

PERMITTED INVESTMENTS shall mean (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

PERSON shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, or other entity.

PLAN shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

PLEDGED STOCK shall mean the securities pledged by Indesco and CSI, respectively, pursuant to the Stock Pledge Agreement executed by each such Person in favor of the Lender as security for the payment and performance of all Obligations.

POLYTEK shall mean AFA Polytek B.V., a Netherlands corporation.

PROMISSORY NOTES shall mean the Revolving Notes and the Term Notes delivered by the Borrowers to the Lender to evidence the Revolving Loans and the Term Loans made to each of them pursuant to, and repayable in accordance with, the provisions of this Financing Agreement.

PROPERTY SURVEY shall have the meaning given to such term in Section 2.01(t). REAL ESTATE shall mean the fee and/or leasehold interests of the applicable Borrower in the real property described in the Mortgages.

RESTRICTED PAYMENT shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of Indesco or any of its subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Indesco or any of its subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of Indesco or any of its subsidiaries.

REVOLVING LINE OF CREDIT shall mean the commitment of the Lender to make Revolving Loans pursuant to Article III, and to issue Letter of Credit Guaranties pursuant to Article V, in the combined amount of $10,000,000.

REVOLVING LOAN ACCOUNT shall mean, collectively, each of the accounts on the Lender's books, established in the name of each of the Borrowers, against which each of the Borrowers will be charged with all Obligations owing by such Borrower under this Financing Agreement, as and when payable.

REVOLVING LOANS shall mean the loans and advances from time to time made to or for the account of each Borrower pursuant to the provisions of Section 3.01.

REVOLVING NOTE shall mean a promissory note of a Borrower in the form of Exhibit A to this Financing Agreement.

STOCK PLEDGE AGREEMENT shall mean each Stock Pledge Agreement, dated as of the Closing Date, executed by Indesco and CSI, respectively, in favor of the Lender, pursuant to which each such Person shall have pledged and collaterally assigned the Pledged Stock owned by it as security for the payment and performance of the Obligations.

SUBORDINATED DEBT shall mean the principal of, interest on, premium, if any, and fees and expenses payable in connection with, Indebtedness of Indesco, guaranteed by the Borrowers, incurred pursuant to the Subordinated Indenture.

SUBORDINATED INDENTURE shall mean the Indenture dated as of April 23, 1998 among Indesco International, Inc., as Issuer, the Subsidiary Guarantors named therein, and Norwest Bank Minnesota, National Association, as Trustee.

SUBORDINATED NOTES shall mean the 9 3/4% Series B Senior Subordinated Notes Due 2008 issued pursuant to the Subordinated Indenture by Indesco in the aggregate original principal amount of $145,000,000.

SUBSIDIARY shall mean with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

SURPLUS CASH shall mean, for any Fiscal Year, with respect to any Borrower on a consolidated basis with its subsidiaries, (a) EBITDA of such Borrower for such Fiscal Year less (b) the sum of (i) all cash Interest Expense of such Borrower for such Fiscal Year, (ii) the aggregate scheduled amount of principal of the Term Loan made to such Borrower, repaid during such Fiscal Year, (iii) Capital Expenditures actually made by such Borrower during such Fiscal Year and not financed, (iv) cash expenditures made in respect of Hedging Obligations of such Borrower (to the extent not reflected in such EBITDA or Interest Expense), and
(v) all cash income tax expense of such Borrower for such Fiscal Year.

TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due from a Person with respect to its business, operations, assets, properties or otherwise.

TERM NOTE shall mean a promissory note of a Borrower in the form of Exhibit B to this Financing Agreement.

TERM LOANS shall mean the term loans in the aggregate original principal amount of $15,000,000 made to the Borrowers pursuant to, and repayable in accordance with, the provisions of Sections 4.01 and 4.02.

TRADE ACCOUNTS RECEIVABLE shall mean, with respect to any Borrower, the accounts (as defined in the UCC) of such Borrower which arise from the sale of Inventory or the rendition of services in the ordinary course of such Borrower's business.

TRADEMARKS shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications and licenses for any of the foregoing, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), reissues, and renewals, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of New York.

WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

              SECTION 1.02 Term Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Financing Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Financing Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
              SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Indesco or any Borrower notifies the Lender that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies Indesco or any Borrower that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                              CONDITIONS PRECEDENT

              SECTION 2.01. Conditions to Closing. The Lender's commitment to fund the initial Revolving Loan and the Term Loans, and assist in the issuance of the initial Letter of Credit, is subject to the satisfaction, extension or waiver (in writing), on or prior to the Closing Date, of each of the following conditions precedent:

(a) Lien Searches - The Lender shall have received and reviewed to its satisfaction, as of a recent date, tax, judgment and Uniform Commercial Code searches for all locations presently occupied or used by the Borrowers.

(b) Casualty Insurance - The Borrowers shall have delivered to the Lender evidence satisfactory to the Lender that casualty insurance policies listing the Lender as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, provided that any certificate that evidences such insurance shall be in the form of "Accord 27".

(c) UCC Filings - All financing statements required to be filed in order to perfect, in favor of the Lender, a first priority security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each such office in each jurisdiction. The Lender shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Lender shall have received other evidence satisfactory to it that all such filings have been made) and the Lender shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

(d) Board Resolutions - The Lender shall have received a copy of the resolutions of the Board of Directors of (i) each Borrower authorizing the execution, delivery and performance of this Financing Agreement, and all other Loan Documents to which such Borrower is a party, and the consummation of the transactions contemplated to occur hereunder and thereunder, and (ii) Indesco authorizing the execution, delivery and performance of this Financing Agreement and each other Loan Document to which Indesco is a party, and the consummation of the transactions contemplated to occur hereunder and thereunder, in each case certified by the Secretary or Assistant Secretary of such Borrower or Indesco, as the case may be, as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of such Borrower or Indesco, as the case may be, as to the incumbency and validity of the signature of the officers of such Borrower or Indesco, as the case may be, executing this Financing Agreement and such other Loan Documents, and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

(e) Corporate Organization, Good Standing and Qualification - The Lender shall have received (i) a copy of the Certificate of Incorporation of Indesco and each Borrower certified by the Secretary of State of the state of its incorporation, (ii) a copy of the By-Laws of Indesco and each Borrower certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof, (iii) a Certificate of Good Standing from the Secretary of State of the state of Indesco's and each Borrower's incorporation and (iv) a Certificate of Qualification from the Secretary of State of each other state in which Indesco and each Borrower is doing business, except where the failure to be so qualified would not have a Material Adverse Effect.

(f) Officer's Certificate - The Lender shall have received an executed Officer's Certificate of Indesco and each Borrower, satisfactory in form and substance to the Lender, certifying that (i) the applicable representations and warranties made by each of them contained herein are true and correct in all material respects on and as of the Closing Date; (ii) each of Indesco and such Borrower is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

(g) Opinions - the Lender shall have received and reviewed to its satisfaction legal opinions from (i) the law firm of Gratch Jacobs & Brozman, P.C., as general counsel to the Borrowers, (ii) the law firm of Poyner & Spruill, L.L.P., as special North Carolina counsel to AFA, (iii) the law firm of Stinson, Mag & Fizzell, as special Missouri counsel to CSI and (iv) the law firm of Winstead, Sechrest & Minick P.C., as special Texas counsel to CSI.

(h) Absence of Default; No Material Adverse Change - No Default or Event of Default shall have occurred and no Material Adverse Change shall have occurred since July 31, 2000.

(i)    Legal Restraints/Litigation - As of the Closing Date, there shall be no:
(x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against Indesco or any Borrower or its assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against Indesco or any Borrower or its assets, which, in the opinion of the Lender, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

(j) Cash Budget Projections - The Lender shall have received and reviewed to its satisfaction a twelve (12) month cash budget projection prepared by or on behalf of the Borrowers on the form provided by the Lender.

(k) Financing Agreement and Additional Documents - Indesco and the Borrowers shall have executed and delivered to the Lender this Financing Agreement and all other Loan Documents to which each is a party.

(l) Pledged Stock - Indesco and each Borrower shall have delivered to the Lender possession of the stock certificates evidencing all of the certificated shares of Pledged Stock required to be pledged and collaterally assigned to the Lender pursuant to the Stock Pledge Agreements, executed by each, together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to the Lender.

(m) Blocked Accounts and Blocked Account Agreements - Each Borrower shall have established a system of lockboxes and Blocked Accounts with respect to the collection of Trade Accounts Receivable and the deposit of proceeds of Collateral, and the Lender, such Borrower and each bank at which a Blocked Account is maintained shall have entered into a Blocked Account Agreement in form and substance satisfactory to the Lender.

(n) Disbursement Authorization - The Borrowers shall have delivered to the Lender all information necessary for the Lender to issue wire transfer instructions on behalf of the Borrowers for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Lender.

(o) Examination and Verification; Opening Availability - The Lender shall have completed, to its satisfaction, an examination and verification of the Trade Accounts Receivable, Inventory, financial statements, and books and records of each Borrower, which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Borrowers shall have an opening combined Availability of at least $7,000,000, as evidenced by a Borrowing Base Certificate delivered by the Borrowers to the Lender as of the Closing Date. It is understood that such requirement contemplates that all debts and obligations are current, other than the past due installment of interest described in the term Indenture Event, and that all payables are being handled in the normal course of each Borrower's business and consistent with the practice in such Borrower's industry.

(p) Old Credit Arrangements - The Old Credit Agreement shall have been terminated, all loans and obligations of Indesco and the Borrowers thereunder shall have been paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans and the Term Loans to be made under this Financing Agreement and all liens or security interests in favor of the lenders thereunder (or the agent on their behalf) and otherwise in connection therewith shall have been terminated and/or released upon such payment.

(q) Payment of Fees - The Lender shall have received payment in full, in cash, of all fees for which the Borrowers are obligated to make payment on or before the Closing Date.

(r) Mortgages - The Borrowers shall have executed and delivered to the Lender, an agent of the Lender or to a title insurance company acceptable to the Lender, all of the Mortgages.

(s) Title Insurance Policies - The Lender shall have received, in respect of each Mortgage, a mortgagee's title policy or marked-up unconditional binder for such insurance. Each such policy shall (i) be in an amount satisfactory to the Lender; (ii) insure that the Mortgage insured thereby creates a valid lien on the Real Estate covered by such Mortgage, subject to no prior mortgages, and otherwise free and clear of all defects and encumbrances except those acceptable to the Lender; (iii) name the Lender as the insured thereunder; and (iv) contain such endorsements and effective coverage as the Lender may reasonably request, including, without limitation, a revolving line of credit endorsement. The Lender shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

(t) Surveys - The Lender and each title insurance company issuing a policy referred to in the immediately preceding paragraph (each, a "Title Insurance Company") shall have received originals, or certified copies in existence as of the Closing Date, of the maps or plats of a perimeter or boundary of the site of each of the properties covered by the Mortgages (each a "Property Survey"), prepared by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping. Without limiting the generality of the foregoing, there shall be surveyed and shown on each Property Survey the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites;
(iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, each Property Survey shall contain a legend reciting as to whether or not the site is located in a flood zone.

(u) Environmental Report - The Lender shall have received environmental audit reports on (i) all of the Real Estate and (ii) the Borrowers' waste disposal practices. The reports must (x) be satisfactory to the Lender and (y) not disclose or indicate any material liability (either actual or reasonably likely to occur within the period during which any Obligations are outstanding) stemming from either Borrower's premises, its operations, its waste disposal practices or waste disposal sites used by such Borrower.

(v) Subordinated Debt; Material Agreements. The Lender and its counsel shall have received and reviewed to their satisfaction copies of the Subordinated Indenture, the Subordinated Notes, and all other instruments, documents and agreements to which Indesco or either Borrower is a party or by which it or its property is bound, and which is material to the business of Indesco or such Borrower, as the case may be.

(w) The Commitment Letter; Closing Document Checklist - Indesco and the Borrowers shall have fully complied, to the reasonable satisfaction of the Lender, with all of the other terms and conditions contained in the Commitment Letter, and shall have delivered to the Lender all documents listed on the Closing Document Checklist attached to this Financing Agreement as Annex II for which they are responsible.

Upon the execution of this Financing Agreement and the initial disbursement of Loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Borrowers and the Lender shall otherwise agree in writing.

              SECTION 2.02. Conditions to Each Extension of Credit . Subject to the terms of this Financing Agreement, after the Closing Date, the commitment of the Lender to make Revolving Loans, and to assist in the issuance of Letters of Credit, is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties - Each of the representations and warranties made by Indesco and each Borrower in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any such representation or warranty which by its terms speaks only as of an earlier date.

(b) No Default - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

(c) Borrowing Base - Except as may be otherwise agreed to from time to time by the Lender in writing, after giving effect to the extension of credit requested to be made by any Borrower on such date, the aggregate outstanding balance of the Revolving Loans made to such Borrower and Letter of Credit Exposure applicable to such Borrower will not exceed the lesser of (i) the Revolving Line of Credit minus the aggregate outstanding balance of the Revolving Loans made to the other Borrower and Letter of Credit Exposure applicable to such other Borrower or (ii) the Borrowing Base applicable to such Borrower, minus the amount calculated pursuant to clause (b) of the Availability Reserve, in effect with respect to such Borrower.

Each borrowing of a Revolving Loan by a Borrower hereunder, and each request by such Borrower for the issuance of a Letter of Credit, shall constitute a representation and warranty by such Borrower as of the date of such borrowing or request that each of the representations and warranties contained in this Financing Agreement have been satisfied and are true and correct, except as such Borrower and the Lender shall otherwise agree herein or in a separate writing.

                                   ARTICLE III

                                 REVOLVING LOANS

              SECTION 3.01. Revolving Loans Generally. The Lender agrees, subject to the terms and conditions of this Financing Agreement, from time to time to make loans and advances to each Borrower on a revolving basis (each a "Revolving Loan" and collectively the "Revolving Loans"). Subject to the limitations set forth herein, each Borrower may borrow, repay and re-borrow Revolving Loans. Requests for Revolving Loans shall be in amounts not to exceed
(a) the lesser of (i) the Borrowing Base applicable to such Borrower minus the Availability Reserve applicable to such Borrower or (ii) the Revolving Line of Credit, minus the aggregate principal amount of the outstanding Revolving Loans made to the other Borrower and the Letter of Credit Exposure applicable to the other Borrower minus (b) the aggregate principal amount of all outstanding Revolving Loans made to such Borrower and minus the Availability Reserve applicable to such Borrower. All requests for Revolving Loans must be received by an officer of the Lender no later than (i) 1:00 p.m., New York time, of the Business Day on which any Revolving Loans based on the Base Rate are required or
(ii) 11:00 a.m., New York time, on the third Business Day prior to the Business Day on which any Revolving Loans based on LIBOR are required. Should the Lender for any reason honor requests for Overadvances, any such Overadvances shall be made in the Lender's sole discretion and subject to any additional terms the Lender deems necessary. In the event that after making a requested Revolving Loan to a Borrower, such Revolving Loan exceeds the Availability applicable to such Borrower existing immediately prior to the making of such Revolving Loan or the sum of (i) the outstanding balance of Revolving Loans made to such Borrower and (ii) outstanding Letter of Credit Exposure applicable to such Borrower exceeds (x) the Borrowing Base applicable to such Borrower or (y) the Revolving Line of Credit minus the aggregate principal amount of all outstanding Revolving Loans made to the other Borrower and the Letter of Credit Exposure applicable to the other Borrower, then any such nonconsensual Overadvance shall be due and payable to the Lender immediately upon the Lender's demand therefor.

              SECTION 3.02. Notice of Borrowing Request. Whenever a Borrower requests the Lender to make a Revolving Loan pursuant to Section 3.01, it shall give the Lender notice in writing or irrevocable telephonic notice confirmed promptly in writing, specifying (A) the amount to be borrowed, and (B) the requested borrowing date (which shall be a Business Day and shall be prior to the Anniversary Date, and prior to any effective termination date of this Financing Agreement, all as further set forth herein), and (C) specify whether the requested Revolving Loan shall bear interest at the Base Rate or at LIBOR, as further set forth herein. Proceeds of Revolving Loans shall be disbursed by the Lender to a bank account of such Borrower designated by it. Requests for Revolving Loans shall be made solely by each Borrower and shall be directed solely to the Lender.

              SECTION 3.03. Revolving Loan Account. The Lender shall maintain a Revolving Loan Account on its books in which each Borrower will be charged with all Revolving Loans made to it, and with any other Obligations applicable to it, as and when payable, including any and all Out-of-Pocket Expenses which the Lender may incur in connection with the exercise by or for the Lender of any of the rights or powers herein conferred upon the Lender, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Lender in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by such Borrower. Each Borrower will be credited with all amounts received by the Lender from such Borrower or from others for such Borrower's account, including, as above set forth, all amounts received by the Lender in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein.

              SECTION 3.04. Statement of Account. After the end of each month, the Lender shall promptly send to each Borrower a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lender and such Borrower during that month. The monthly statements shall be deemed correct and binding upon each Borrower and shall constitute an account stated between such Borrower and the Lender unless the Lender receives a written statement of the exceptions within thirty (30) days after such Borrower's receipt of the monthly statement.

                                   ARTICLE IV

                                   TERM LOANS

              SECTION 4.01. The Term Loans; Amortization. AFA hereby agrees to execute and deliver to the Lender a Term Note in the amount of $10,000,000, and CSI hereby agrees to execute and deliver to the Lender a Term Note in the amount of $5,000,000. Upon the satisfaction of the conditions contained in Section 2.01 and its receipt of such Term Notes, the Lender hereby agrees to make a Term Loan to AFA in the amount of $10,000,000 and a Term Loan to CSI in the amount of $5,000,000. The principal amount of each Term Loan shall be repaid by the Borrower to which such Term Loan was made in nine equal and consecutive quarterly installments (each a "Quarterly Installment"), followed by a final installment (the "Balloon Installment"). The first Quarterly Installment of each Term Loan shall be due and payable by each Borrower, respectively, on the first Business Day in October, 2001, the subsequent Quarterly Installments on each Term Loan shall be due and payable by each Borrower, respectively, on the first Business Day in each of the months of January, April, July and October thereafter, and the Balloon Installment shall be due and payable by each Borrower, respectively, on the initial Anniversary Date, provided, however, that if this Financing Agreement or the Line of Credit is terminated by the Lender or by either Borrower for any reason whatsoever, the unpaid principal balance of the Term Loans, and all interest accrued thereon, shall become due and payable on the effective date of such termination, notwithstanding any provision to the contrary contained in the Term Notes or this Financing Agreement. The amount of the Quarterly Installments and the Balloon Installment applicable to the Term Loan made to (i) AFA shall equal $358,929 and $6,769,639, respectively, and (ii) CSI shall equal $176,785 and $3,408,935, respectively.

              SECTION 4.02. Mandatory Prepayments. (a) Subject to the terms of
Section 9.03, if any Borrower sells any Equipment or other tangible personal property (other than Inventory in the ordinary course of business), or if any Equipment of such Borrower or such other property is lost, destroyed, or taken by condemnation, such Borrower shall pay to the Lender, unless otherwise agreed by the Lender, or as otherwise set forth in this Financing Agreement, as and when received by such Borrower and as a mandatory prepayment of the Term Loan made to such Borrower, until such Term Loan is paid in full and then the Revolving Loans, a sum equal to the Net Cash Proceeds (including Insurance Proceeds) received by such Borrower from such sale, loss, destruction or condemnation, provided, however, that so long as no Event of Default has occurred and is continuing, the proceeds of any such Equipment or other such property so lost, destroyed or taken by condemnation, to the extent such proceeds are equal to or less than $500,000 in the aggregate, may be used to replace or restore such Equipment or other property, as the case may be, so long as (i) such Net Cash Proceeds are so used within 180 days of receipt thereof, or (ii) within 30 days of receipt thereof, the applicable Borrower shall have confirmed in writing to the Lender such Borrower's proposed use thereof and the Lender shall have given its written consent thereto.

(b) Beginning with the Fiscal Year ending on December 31, 2001, each Borrower shall make a mandatory prepayment of the unpaid principal balance of the Term Loan made to it no later than ninety days after the end of each Fiscal Year, in an aggregate amount equal to fifty percent (50%) of Surplus Cash of such Borrower for the Fiscal Year then ended, as calculated in accordance with and as set forth in the audited consolidated and unaudited consolidating financial statements of Indesco for the Fiscal Year then ended, which calculation shall be certified by an Authorized Officer.

              SECTION 4.03. Voluntary Prepayments. Upon at least one Business Day's prior notice, in the case of that portion of a Term Loan bearing interest based on the Base Rate, and at least three Business Day's prior notice, in the case of that portion of a Term Loan bearing interest based on LIBOR, each Borrower may make voluntary prepayments, in whole or in part, of the Term Loan made to it, provided that (a) each partial prepayment shall be in an amount equal to the lesser of (i) $25,000 or an integral multiple of $5,000 in excess thereof or (ii) the amount necessary to prepay in full the unpaid principal balance of such Term Loan, as the case may be and (b) in the case of any prepayment of that portion of such Term Loan bearing interest based on LIBOR, such Borrower shall pay all applicable Breakage Costs.

              SECTION 4.04. Application of Payments. All prepayments of each Term Loan shall be applied first to the Balloon Installment applicable to such Term Loan until paid in full, and then pro rata against the remaining Quarterly Installments applicable to such Term Loan.

              SECTION 4.05. Authorization to Charge Revolving Loan Account. Each Borrower hereby authorizes the Lender to charge the Revolving Loan Account with the amount of all obligations owing by such Borrower under this Article IV as such amounts become due. Each Borrower confirms that any charges which the Lender may so make to the Revolving Loan Account as herein provided will be made as an accommodation to such Borrower and solely at the Lender's discretion.

                                    ARTICLE V

                                LETTERS OF CREDIT

In order to assist the Borrowers in establishing or opening Letters of Credit with an Issuing Bank, each Borrower has requested the Lender to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Lender's credit to such Borrower and the Lender has agreed to do so. These arrangements shall be handled by the Lender subject to the terms and conditions set forth below.

              SECTION 5.01. Letters of Credit Generally. Within the Revolving Line of Credit, the Lender shall assist the Borrowers in obtaining Letters of Credit from time to time, so long as after giving effect to the issuance of any requested Letter of Credit, the Letter of Credit Exposure applicable to such Borrower shall not exceed the lesser of (a) the Letter of Credit Sub-Line minus the Letter of Credit Exposure applicable to the other Borrower and (b) Availability applicable to such Borrower. The Lender's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Lender's sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Lender, the Issuing Bank and the applicable Borrower, provided that no Letter of Credit may be used for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory suppliers. Any and all outstanding Letters of Credit issued for a Borrower's account shall be reserved dollar for dollar from Availability as an Availability Reserve applicable to such Borrower.

              SECTION 5.02. Authorization to Charge Revolving Loan Account. The Lender shall have the right, without notice, to charge each Borrower's Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Lender under the Letter of Credit Guaranty executed with respect to such Borrower at the earlier of (a) payment by the Lender under such Letter of Credit Guaranty; or (b) the occurrence of an Event of Default which has not been waived in writing by the Lender. Any amount charged to a Borrower's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the Base Rate plus the Applicable Increment.

              SECTION 5.03. Indemnification. Each Borrower unconditionally indemnifies the Lender and holds the Lender harmless from any and all loss, claim or liability incurred by the Lender arising from any transactions or occurrences relating to Letters of Credit established or opened for such Borrower's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Lender under the Letter of Credit Guaranty executed with respect to such Borrower. This indemnity shall survive termination of this Financing Agreement. Each Borrower agrees that any charges incurred by the Lender for such Borrower's account by the Issuing Bank shall be conclusive on the Lender and may be charged to such Borrower's Revolving Loan Account.

              SECTION 5.04. Limitation on Lender's Responsibility. The Lender shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the applicable Borrower.

              SECTION 5.05. Further Provisions. Each Borrower agrees that any action taken by the Lender, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guarantees, the drafts or acceptances, or the Collateral, in each case applicable to such Borrower, shall be binding on such Borrower and shall not result in any liability whatsoever of the Issuing Bank or the Lender to such Borrower. In furtherance thereof, the Lender shall have the full right and authority, in good faith, to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (d) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Lender's sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Lender, all without any notice to or any consent from any Borrower. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or any Borrower's instructions with respect thereto, the Lender may exercise its rights hereunder in its sole and reasonable judgment. In addition, without the Lender's express consent and endorsement in writing, each Borrower agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances applicable to such Borrower; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Lenders, not to (i) clear and resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptances or rejection of any documents or goods or (iii) execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders.

              SECTION 5.06. Licenses; Risk. Each Borrower agrees that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral applicable to such Borrower will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of such Collateral, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that the Lender may at any time request will be promptly furnished. In connection herewith, each Borrower warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Each

Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies applicable to it. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where such Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely such Borrower's risk, liability and responsibility.

              SECTION 5.07. Subrogation. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Lender shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the applicable Borrower to the Issuing Bank in any application for Letters of Credit applicable to such Borrower, any standing agreement relating to such Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Lender and apply in all respects to the Lender and shall be in addition to any rights, remedies, duties or obligations contained herein.

                                   ARTICLE VI

                                   COLLATERAL

              SECTION 6.01. Grant of Security Interest. As security for the prompt payment in full of all Obligations owing by it, or for which it is indebted or liable or on which it is otherwise obligated, each Borrower hereby pledges and grants to the Lender a continuing general lien upon, and security interest in, all of its:
(a) Accounts;

(b) Inventory;

(c) General Intangibles;

(d) Documents of Title;

(e) Other Collateral;

(f) Equipment; and

(g) Real Estate.


              SECTION 6.02. Security Interest Generally.

 The security interests granted hereunder shall extend and attach to:

(a) All Collateral which is owned by such Borrower or in which such Borrower has any interest, whether held by such Borrower or others for its account, and, if any Collateral is Equipment, whether such Borrower's interest in such Equipment is as owner, finance lessee or conditional vendee;

(b) All Equipment in which such Borrower has an interest, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, such Equipment; and

(c) All Inventory in which such Borrower has an interest and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Lender or such Borrower from its customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by such Borrower, or to the sale, promotion or shipment thereof.

              SECTION 6.03. Collection of Trade Accounts Receivable. Each Borrower shall establish and maintain, in its name and at its expense, a system of lock boxes ("Lock Boxes") and deposit accounts ("Blocked Accounts"), in each case with such banks as are acceptable to the Lender. Each Borrower shall: (i) indicate on all of its invoices that funds should be delivered to and deposited to a Lock Box; (ii) direct all of its account debtors to deposit any and all payments, remittances, checks, collections and proceeds of Trade Accounts Receivable and other Collateral into a Lock Box; (iii) irrevocably authorize and direct any bank which maintains a Lock Box or otherwise maintains such Borrower's initial receipt of cash, checks and other items to promptly transfer all available funds to a Blocked Account; and (iv) advise all such banks of the Lender's security interest in such funds. Each Borrower shall promptly cause to be deposited into a Blocked Account owned by such Borrower all proceeds of Collateral received by such Borrower. Each bank at which a Lock Box and Blocked Account are established shall enter into a written agreement among the applicable Borrower, the Lender and such bank, in form and substance satisfactory to the Lender (the "Blocked Account Agreements"), providing that all cash, checks and items received or deposited in the Lock Box and Blocked Account of such Borrower are the property of the Lender, that the depository bank has no lien upon, or right of set off against, such Lock Box and Blocked Accounts or any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the applicable Blocked Account Agreement, and that automatically, on a daily basis, the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into such Blocked Accounts to such bank account as the Lender may from time to time designate for such purpose. Each Borrower hereby confirms and agrees that all amounts deposited in such Lock Box and Blocked Accounts and any other funds received and collected by the Lender, whether as proceeds of Inventory of such Borrower or other Collateral of such Borrower or otherwise, shall be the property of the Lender.

              SECTION 6.04. Delivery of Information Concerning Trade Accounts Receivable and Inventory. In furtherance of the continuing assignment and security interest in each Borrower's Accounts and Inventory, each Borrower will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to the Lender in such form and manner as the Lender may reasonably require, solely for the Lender's convenience in maintaining records of Collateral, such confirmatory schedules of Trade Accounts Receivable and Inventory as the Lender may reasonably request, including, without limitation, weekly schedules of Trade Accounts Receivable and monthly schedules of Inventory, all in form and substance satisfactory to the Lender, and such other appropriate reports designating, identifying and describing the

Trade Accounts Receivable and Inventory as the Lender may reasonably request, and provided further that the Lender may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, upon the Lender's request, each Borrower shall provide the Lender with copies of agreements with, or purchase orders from, such Borrower's customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to such Trade Accounts Receivable and other Collateral as the Lender may reasonably require. Failure to provide the Lender with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Borrower hereby authorizes the Lender to regard such Borrower's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of such Borrower's Authorized Officers or Lenders.

              SECTION 6.05. Representations and Covenants With Respect to Trade Accounts Receivable and Inventory. Each Borrower hereby represents and warrants that: each Trade Account Receivable owing to such Borrower is based on an actual and bona fide sale and delivery of Inventory or rendition of services to its customers, made by such Borrower in the ordinary course of its business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of such Borrower and are not and shall not be subject to any Lien whatsoever, other than Liens in favor of the Lender and the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of such Borrower; and the customers of such Borrower have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Borrower has complied with the following notification requirements. Each Borrower agrees to notify the Lender promptly, with respect to the Trade Accounts Receivable and Inventory of such Borrower, of: (a) any matters affecting the enforceability or collectability of such any Trade Account Receivable; (b) with respect to any such Trade Account Receivable in the face amount of $250,000, or greater, all customer disputes, offsets, defenses, counterclaims, returns, rejections, (c) all reclaimed or repossessed merchandise or goods, (d) any adverse effect in the value of such Inventory, or of any matter which materially and adversely affects such Borrower's weekly and monthly collateral reports (as applicable) provided to the Lender hereunder, in such detail and format as the Lender may reasonably require from time to time and (e) any such matters which are material, as a whole, to such Trade Accounts Receivables and/or such Inventory. Each Borrower agrees to issue credit memoranda promptly (with duplicates to the Lender upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by the Lender) and on notice from the Lender, each Borrower agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Borrower, marked with the Lender's name (as secured party) and held by such Borrower for the Lender's account. Each Borrower confirms to the Lender that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by such Borrower when due, and that none of said Taxes or fees represent a Lien on the Accounts. Each Borrower hereby further represents and warrants that (i) any Inventory it may acquire on a consignment basis shall be segregated and set apart from all other Inventory, shall under no circumstances be included in any Borrowing Base

Certificate as Eligible Inventory or otherwise be deemed to be Eligible Inventory, and is not subject to any Lien in favor of the consignor of such Inventory, (ii) it shall not co-mingle its Inventory with the inventory of any of its customers or the inventory of any other Person, including pursuant to any bill and hold sale or otherwise, and (iii) its Inventory is marketable to its customers in the ordinary course of business of such Borrower, except as it may otherwise report in writing to the Lender pursuant to this Section from time to time. Each Borrower agrees to maintain such books and records regarding its Accounts and Inventory as the Lender may reasonably require and agrees that the books and records of such Borrower will reflect the Lender's interest in such Accounts and Inventory.

              SECTION 6.06. Additional Representations and Covenants With Respect to Trade Accounts Receivable and Inventory. Each Borrower agrees to safeguard, protect and hold all of its Inventory for the Lender's account and make no disposition thereof except in the ordinary course of its business, as herein provided. Each Borrower represents and warrants that its Inventory will be sold and shipped by such Borrower to its customers only in the ordinary course of such Borrower's business, and then only on open account and on terms currently being extended by such Borrower to its customers, and absent the prior written consent of the Lender, such Borrower shall not sell Inventory on a consignment basis. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Each Borrower hereby agrees to immediately forward any and all proceeds of Collateral in which it has an interest to a Blocked Account, and to hold any such proceeds (including any notes and instruments), in trust for the Lender, pending delivery to the Lender. Irrespective of the Lender's perfection status in any and all of the General Intangibles, including, without limitation, any Patents, Trademarks, or Copyrights, each Borrower hereby irrevocably grants to the Lender a royalty free license to sell, or otherwise dispose or transfer, in accordance with Section 12.03, and the applicable terms hereof, any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Lender.

              SECTION 6.07. Representations and Covenants With Respect to Equipment. Each Borrower agrees at its own cost and expense to keep the Equipment of such Borrower in satisfactory operating condition, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary in accordance with such Borrower's reasonable business judgment and sound business practices. Each Borrower also agrees to safeguard, protect and hold all Equipment of such Borrower in accordance with the terms hereof and subject to the Lender's security interest.

              SECTION 6.08. Representations and Covenants with Respect to General Intangibles. Each Borrower makes the following representations, warranties and covenants with respect to such General Intangibles in which it has an interest. Such Borrower possess all such General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and such Borrower shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights, in accordance with such Borrower's reasonable business judgment and sound business practices. Such Borrower shall deliver to the Lender, and/or shall cause the appropriate party to deliver to the Lender, from time to time such pledge or security agreements with respect to such General Intangibles (now or hereafter acquired) of such Borrower as the Lender shall reasonably require to obtain valid first liens thereon. In furtherance of the foregoing, such Borrower shall provide notice to the Lender no less frequently than quarterly of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations in which such Borrower has an interest, which, during any calendar quarter, such Borrower acquired or applied for subsequent to the Closing Date, and such Borrower shall execute such documentation as the Lender may reasonably require to obtain and perfect its lien thereon. Such Borrower hereby irrevocably grants to the Lender a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights, in each case in which such Borrower has an interest, and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence and during the continuance of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory of such Borrower bearing any of such Borrower's General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or such Inventory bearing any of such General Intangibles, including use of the Equipment and Real Estate in which such Borrower has an interest for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising such Inventory, and apply the proceeds thereof to such Borrower's Obligations hereunder, all as further set forth in this Financing Agreement.

              SECTION 6.09. Continuing Security Interest. The rights and security interests granted to the Lender hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account may from time to time be temporarily in a credit position, until the final payment in full to the Lender of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Lender to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Lender. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

              SECTION 6.10. No Marshalling. Notwithstanding the Lender's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other Person, the Lender shall have the right in its sole discretion to determine which rights, liens, security interests or remedies the Lender shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Lender's rights hereunder.

              SECTION 6.11. Credit Balances. Any balances to the credit of a Borrower and any other property or assets of such Borrower in the possession or control of the Lender may be held by the Lender as security for any Obligations of such Borrower and applied in whole or partial satisfaction of such Obligations when due. The security interests granted herein, and any other Lien the Lender may have in any other assets of each Borrower, shall secure payment and performance of all now existing and future Obligations of such Borrower. The Lender may, in its discretion, charge any or all of the Obligations of such Borrower to the Revolving Loan Account when due.

              SECTION 6.12. Mortgages. The Borrowers' Obligations are further secured by Mortgages on the Real Estate.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

              Indesco and each Borrower represent and warrant to the Lender, with respect to itself (except as otherwise specifically set forth herein), its business, operations, assets and liabilities, as follows:

              SECTION 7.01. Organization; Powers. Each Borrower and Indesco is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to carry on its business as now conducted. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, such Borrower is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, or where the failure to so qualify would have a material adverse effect on the ability of such Borrower to enforce collection of Trade Accounts Receivable due from customers residing in that jurisdiction.

              SECTION 7.02. Authorization; Enforceability. This Financing Agreement, the other Loan Documents to which such Borrower or Indesco is a party, and the transactions contemplated to occur hereunder and thereunder are within such Borrower's and Indesco's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Financing Agreement and each such Loan Document has been duly executed and delivered by such Borrower or Indesco, as the case may be, and constitutes a legal, valid and binding obligation of such Borrower or Indesco, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

              SECTION 7.03. Governmental Approvals; No Conflicts. The transactions contemplated to occur under this Financing Agreement and under the other Loan Documents to which such Borrower or Indesco is a party (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Borrower or Indesco, as the case may be, or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Borrower or its assets, or Indesco or its assets, or give rise to a right thereunder to require any payment to be made by such Borrower or Indesco, as the case may be and (d) will not result in the creation or imposition of any Lien on any asset of such Borrower or Indesco other than Liens in favor of the Lender.

              SECTION 7.04. Financial Condition; No Material Adverse Change. (a) Indesco has heretofore furnished to the Lender its consolidated and consolidating balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Fiscal Year ended December 31, 1999, which consolidated financial statements have been certified by independent public accountants, and (ii) as of and for the period of seven fiscal months of the Fiscal Year ending on December 31, 2000, each certified by the applicable Authorized Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Indesco and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

              (b) Since July 31, 2000, there has been no Material Adverse
Change.

              SECTION 7.05. Properties. (a) Such Borrower and Indesco has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for the Permitted Encumbrances and minor defects or encumbrances in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

              (b) Such Borrower and Indesco owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Borrower or Indesco, as the case may be, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              (c) As of the Closing Date, the information contained in Annex I to this Financing Agreement is true and correct in all respects.

              SECTION 7.06. Litigation, Environmental Matters and Labor Matters.
(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Borrower or Indesco, threatened against or affecting such Borrower or Indesco (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Financing Agreement or the transactions contemplated to occur hereunder.

              (b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither such Borrower nor Indesco (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any material and necessary permit, license or other approval required under any Environmental Law, (ii) to its best knowledge, has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

              (c) Neither Indesco nor any Borrower, as of the Closing Date, is a party to or is bound by or subject to any collective bargaining agreement.

              SECTION 7.07. Compliance with Laws and Agreements. Each of such Borrower and Indesco is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

              SECTION 7.08. Investment and Holding Company Status. Neither such Borrower nor Indesco is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

              SECTION 7.09. Taxes. Indesco has timely filed or caused to be filed, on a consolidated or combined basis with its U.S. subsidiaries, all Tax returns and reports required to have been filed under (i) all applicable federal and state laws, and (ii) all other laws, to the extent that the failure to do so could reasonably be expected to result in a Material Adverse Effect. Each of such Borrower and Indesco has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or Indesco, as the case may be, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 7.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.

              SECTION 7.11. Disclosure. Each such Borrower and Indesco has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which such Borrower or Indesco is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of such Borrower or Indesco to the Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, such Borrower and Indesco represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

              SECTION 7.12. Security Interest. Each Loan Document that purports to create or grant in favor of the Lender a security interest in or other Lien on any property creates and grants to the Lender, a legal and valid security interest in or other Lien on the collateral identified therein. Such security interest or Lien will be a perfected and, except as permitted hereby or by such Loan Document, first priority security interest in or Lien on the collateral identified in such Loan Document upon the filing of the financing statements in the filing offices, the recording of such agreement or another instrument in the recording offices, or the delivery of possession of a certificate or other writing to the Lender or its designees, in each case as provided herein or in such Loan Document. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section 9.02.

              SECTION 7.13. Use of Proceeds. All proceeds of the Term Loans and the Revolving Loans made on the Closing Date shall be used to refinance existing Indebtedness under the Old Credit Agreement, to pay the transaction costs and expenses relating to the consummation of the transactions contemplated to occur under this Financing Agreement and to provide for the working capital requirements of the Borrowers. All proceeds of Revolving Loans made after the Closing Date shall be used to provide for each Borrower's ongoing working capital requirements, general operating requirements and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof.

              SECTION 7.14. Corporate Structure.. Schedule 7.14 sets forth, as of the Closing Date, (a) all of the owners, beneficially or of record, directly or indirectly, of the authorized, issued, and outstanding shares of capital stock of Holdings, and the number of shares so owned by each and (b) the corporate structure of Holdings and each of its direct and indirect subsidiaries, together with the exact name of each such subsidiary, its jurisdiction of organization or formation, the number of authorized, issued, and outstanding shares of capital stock (or analogous partnership or limited liability company equity interests) of such subsidiary, and the owner, beneficially or of record, of all such shares.

              SECTION 7.15. Permits, Etc. Each of such Borrower and Indesco possesses all material licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents (collectively, "Permits") of all Federal, state and local governmental authorities as required to conduct properly its business, each such Permit is and will be in full force and effect, and each of Indesco and such Borrower, respectively, is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon, except where non-compliance or such revocation or termination, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              SECTION 7.16. Fiscal Year. The fiscal year of Indesco and each Borrower ends on December 31 of each year.

              SECTION 7.17. Status of the Borrowers' and Indesco's Obligations. All of the Obligations of each Borrower, and all of the indebtedness, obligations and liabilities of Indesco arising under the Guaranty executed by it, constitute "Senior Indebtedness" and "Designated Senior Indebtedness," as such terms are defined in the Subordinated Indenture.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

              Until the Revolving Line of Credit has expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated, all LC Disbursements shall have been reimbursed and all other Obligations paid in full, each Borrower and Indesco, to the extent applicable, covenants and agrees with the Lender that:

              SECTION 8.01. Financial Statements, Projections, Borrowing Base Certificates and Other Information. Each Borrower and Indesco, to the extent applicable, will furnish to the Lender the following:

              (a) as soon as available but in any event within 90 days after the end of each Fiscal Year, Indesco's audited consolidated balance sheet, consolidating balance sheet and related audited consolidated and consolidating statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Price Waterhouse Coopers or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Indesco and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

              (b) as soon as available but in any event within 45 days after the end of the first, second and third Fiscal Quarters and within 90 days after the fourth Fiscal Quarter, each Borrower's balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter, all on a consolidated basis with such Borrower's subsidiaries, and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by an Authorized Officer as presenting fairly in all material respects the financial condition and results of operations of such Borrower on a consolidated basis with its subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

              (c) as soon as available but in any event within 30 days after the end of each of the first eleven fiscal months of each Borrower (except for the third fiscal month of each of the first three Fiscal Quarters, which shall be within 45 days after the end of each such fiscal month) and within 90 days after the end of the last fiscal month of each Borrower, its balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month, all on a consolidated basis with such Borrower's subsidiaries, and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by an Authorized Officer as presenting fairly in all material respects the financial condition and results of operations of such Borrower on consolidated basis with its subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;


              (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of an Authorized Officer of Indesco, and under clause (b) or (c) above, a certificate of an Authorized Officer of each Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) in the case of quarterly financial statements, of Consolidated EBITDA for the period of four Fiscal Quarters then ended and (B) demonstrating compliance with Sections 9.10 through and including 9.13 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in clause (a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

              (e) concurrently with any delivery of financial statements under clause (a) above, a copy of the "management letter", if any, of the accounting firm that reported on such financial statements;

              (f) promptly after the same become publicly available, copies of all periodic and other reports, financial statements, proxy statements and other materials filed by Indesco or any of its subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

              (g) no later than thirty (30) days after the beginning of each Fiscal Year, each Borrower's forecasted balance sheet prepared on a consolidated basis with its subsidiaries and related consolidated statements of operations, stockholders' equity and cash flows (all prepared on a consistent basis with such Borrower's historical financial statements) together with appropriate supporting details and a statement of underlying assumptions for such Fiscal Year, prepared on a month-by-month basis;

              (h) (i) on Friday of each week (or on the preceding Business Day, if such Friday is not a Business Day) (x) a report of each Borrower's sales, collections, debit and credit adjustments for the preceding week, such report to contain such level of detail and to otherwise be in such scope, form and substance as the Lender may reasonably require, (y) a Borrowing Base Certificate applicable to such Borrower as of the last day of the preceding week, which Borrowing Base Certificate shall reflect such Borrower's total

       Eligible Inventory as of the last day of the second preceding month, in the case of the Borrowing Base Certificates delivered on the first and second Friday of each month, or the immediately preceding month, in the case of all other Borrowing Base Certificates delivered during such month and (z) a reconciliation to the Trade Accounts Receivable of such Borrower outstanding as of the prior Friday (or the preceding Business Day of the prior week, if such prior Friday is not a Business Day), and
       (ii) within fifteen (15) days after the end of each month, a Borrowing Base Certificate applicable to such Borrower as of the last day of such month, together with a report, in form and substance, and in such detail, as shall be satisfactory to the Lender, of (w) the amount and value, by location, of the Inventory as of the end of such month, (x) an aging of the Trade Accounts Receivable of such Borrower as of the end of such month, (y) an aging of such Borrower's accounts payable as of the end of such month, and (z) a work-up of ineligible Trade Accounts Receivable and ineligible Inventory of such Borrower as of the end of such month; and

              (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Indesco and each Borrower, or compliance with the terms of this Financing Agreement, as the Lender may reasonably request.

              SECTION 8.02. Notices of Material Events. Indesco and each Borrower will furnish to the Lender prompt written notice of the following:

              (a) the occurrence of any Event of Default, and with respect to the Indenture Event, any demand for payment of Subordinated Debt, or the acceleration thereof, or any exercise of remedies or rights with respect thereto;

              (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Indesco, any Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

              (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

              (d) the receipt of any material notice or other material communication from the Securities Exchange Commission; and

              (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of an Authorized Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
              SECTION 8.03. Existence; Conduct of Business. Indesco and each Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, Permits, privileges and franchises material to the conduct of its business.

              SECTION 8.04. Payment of Obligations. Indesco and each Borrower will pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Indesco or such Borrower, as the case may be, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 8.05. Maintenance of Properties; Insurance. Each Borrower will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, each policy in respect of which shall list the Lender as loss payee and/or additional insured as applicable.

              SECTION 8.06. Books and Records; Inspection Rights. Indesco and each Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Indesco and each Borrower will permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, as often as reasonably requested, and unless and until an Event of Default has occurred and is continuing, only during regular business hours. If Indesco or such Borrower reasonably believes that any of its material interests relating to any non-public, confidential or proprietary information which could become available to the Lender during the course of such inspections or such discussions are not adequately protected by any then existing confidentiality agreements entered into by the Lender with respect to Indesco or such Borrower, then any such visit and examination or discussions shall be performed in compliance with reasonable and customary security procedures mutually agreeable to the Lender, Indesco, or such Borrower, as the case may be.

              SECTION 8.07. Compliance with Laws. Indesco and each Borrower will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where any single failure to do so, or any series of failures to do so, could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 8.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans made to each Borrower will be used only for such Borrower's working capital needs and for the other purposes described in the last sentence of
Section 7.13. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations U and X. Documentary or commercial Letters of Credit will be issued only to support a Borrower's importation of merchandise and inventory. Standby Letters of Credit will be issued only to support a Borrower's insurance obligations and its Hedging Obligations.

              SECTION 8.09. Lock Boxes and Blocked Account Agreements. Each Borrower will maintain at all times a Lock Box, Blocked Account and Blocked Account Agreement, containing terms and conditions reasonably satisfactory to the Lender, among such Borrower, the Lender, and each bank at which a Lock Box is maintained to which such Borrower's customers remit their payments and collections.

              SECTION 8.10. New Subsidiaries. Without the Lender's prior written consent, none of Holdings, Indesco or any Borrower shall create or acquire a subsidiary.

              SECTION 8.11. Post-Closing Items. As soon as possible, and in any event no later than thirty (30) days from the Closing Date, Indesco and the Borrowers shall deliver to the Lender, or cause to be delivered to the Lender, each of the items listed below:

              (a) a legal opinion, in form and substance satisfactory to the Lender, from special Mexico counsel to CSI, opining, among other things, as to the perfection of the Lender's security interest in the shares of capital stock of Continental Sprayers de Mexico, S.A. de C.V. pledged and collaterally assigned by CSI to the Lender, and the enforceability under the laws of Mexico of the Stock Pledge Agreement executed by CSI;

              (b) a certificate of qualification from the Secretary of State of the State of Missouri (or comparable officer) indicating that CSI is qualified as a foreign corporation to do business in such State; and

              (c) a Property Survey for each parcel of Real Estate dated as of a date after the Closing Date, certified to the Lender and the relevant Title Insurance Company and satisfactory to each of them.

                                   ARTICLE IX

                   NEGATIVE COVENANTS AND FINANCIAL COVENANTS

              Until the Revolving Line of Credit has expired or terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated, all LC Disbursements shall have been reimbursed and all other Obligations paid in full, Indesco and each Borrower covenants and agrees with the Lender that:

              SECTION 9.01. Indebtedness. Indesco will not, and such Borrower will not, create, incur, assume or permit to exist any Indebtedness, except:
              (a) Indebtedness created hereunder;

              (b) the Subordinated Debt, and extensions, renewals and replacements of any such Indebtedness, that do not increase the outstanding principal amount thereof and which are governed by terms and conditions, including terms of subordination, which are substantially similar to the terms and conditions which govern the Subordinated Debt;

              (c) Indebtedness existing on the date hereof and set forth in
       Schedule 9.01, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

              (d) Indebtedness arising from loans and advances made in the ordinary course of business by (i) a Borrower to Indesco or (ii) one Borrower to another Borrower, provided that the principal balance of the loans and advances made after the Closing Date permitted under this clause (ii) shall not exceed $2,000,000 in the aggregate outstanding at any one time;

              (e) Indebtedness of a Borrower incurred to finance the acquisition, construction or improvement of any real property or the fixed or capital assets, including pursuant to Capital Leases, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) by all Borrowers shall not exceed $2,500,000 at any time outstanding; and

              (f) Indebtedness consisting of Hedging Obligations, provided that as of any date of determination, the notional amount of such Indebtedness shall not exceed $12,500,000 in the aggregate.

              SECTION 9.02. Liens. Indesco will not, and such Borrower will not, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

              (a) Permitted Encumbrances;

              (b) any Lien on any property or asset of Indesco or a Borrower existing on the date hereof and set forth in Schedule 9.02; provided that
       (i) such Lien shall not apply to any other property or asset of Indesco or such Borrower, as the case may be and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

              (c) Liens on fixed or capital assets acquired, leased, constructed or improved by a Borrower; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 9.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Borrower; and

              (d) Liens in favor of the Lender.

              SECTION 9.03. Fundamental Changes. (a) Indesco will not, and such Borrower will not, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or any real property owned by it, or all or substantially all of the stock of any of its subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, provided, however, that (x) Indesco may sell, assign or otherwise transfer for fair consideration all or substantially all of the assets or capital stock of Polytek and (y) CSI may continue to lease to Polytek, on the same terms and conditions as those in effect on the Closing Date, two certain assembly machines, and after the Closing Date, may transfer title to Indesco or to Polytek of one such assembly machine, on terms acceptable to CSI, provided further, that during each Fiscal Year, each Borrower may sell, transfer, or otherwise dispose of (i) Inventory in the ordinary course of its business, (ii) Equipment no longer used or useful in the conduct of its business and (iii) other Equipment, so long as the fair market value of such Equipment does not exceed, in the aggregate, for all Borrowers, $250,000 during any such Fiscal Year, and the Net Cash Proceeds received in connection with any such disposition are promptly reinvested in the business of the Borrower which has disposed of such Equipment or, within sixty
(60) days from receipt thereof, is used to purchase Equipment in replacement of such disposed Equipment.

              (b) Indesco will not, and such Borrower will not, engage to any material extent in any business other than businesses of the type conducted by it on the date of execution of this Financing Agreement and businesses reasonably related thereto.

              (c) Without the prior written consent of the Lender, Indesco will not, and such Borrower will not, consent or agree to any material modification or amendment of its articles or certificate of incorporation or corporate bylaws.

              (d) Without the prior written consent of the Lender, Indesco will not, and such Borrower will not, consent to any amendment or other modification of any term or provision contained in the Subordinated Notes or the Subordinated Indenture.

              SECTION 9.04. Investments, Loans, Advances, Guarantees and Acquisitions. Indesco will not, and such Borrower will not, purchase, hold or acquire (including pursuant to any merger with any Person) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guaranty any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

              (a) Permitted Investments;

              (b) endorsements of instruments for collection or deposit, in the ordinary course of Indesco's or such Borrower's business;

              (c) loans and advances in an aggregate principal amount not to exceed $500,000 made by Indesco or any Borrower to officers of any such Person, the proceeds of which are used contemporaneously by such officer to purchase shares of capital stock in Indesco or a Borrower, as the case may be;

              (d) loans and advances made by Indesco or such Borrower to employees of Indesco or such Borrower (other than loans and advances described in clause (c) above), provided that (i) each such loan or advance is made in the ordinary course of business and (ii) the principal amount of all such loans and advances outstanding shall not exceed $500,000 at any time;

              (e) loans and advances made by a Borrower to Indesco or to another Borrower, but only to the extent allowed under Section 9.01(d);

              (f) investments by Indesco in any of its subsidiaries, and investments by any Borrower in any of its subsidiaries, in each case existing on the date hereof;

              (g) the contribution by Indesco to Polytek of one of the assembly machines described in Section 9.03;

              (h) guarantees constituting Indebtedness permitted by Section
       9.01;

              (i) transfers of Equipment permitted under Section 9.06(e); and

              (j) investments by Indesco or such Borrower existing on the date hereof and identified on Schedule 9.04.

              SECTION 9.05. Restricted Payments; Payments on Subordinated Debt. Indesco will not, and each Borrower will not, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, and Indesco will not, and each Borrower will not, make any payment or prepayment of any kind in respect of the Subordinated Debt, whether of interest, principal or otherwise, except that:

              (a) any Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;
              (b) any Borrower may declare and pay cash dividends with respect to its capital stock, in the ordinary course of its business, to Indesco; and

              (c) Indesco and each Borrower, without duplication, may make scheduled payments of interest on and principal of the Subordinated Debt, strictly in accordance with the terms thereof as in effect on the date of issuance of the Subordinated Indenture, and, without duplication, each Borrower may declare and pay dividends in cash to Indesco, in amounts in the aggregate equal to the amount of each such scheduled installment of interest on and principal of the Subordinated Debt, as and when each such installment is due and payable, in accordance with the terms thereof as in effect on the date of issuance of the Subordinated Indenture, so long as (i) such amounts are simultaneously used by Indesco to fund such scheduled installments, and (ii) both before and immediately after giving effect to any payment or dividend described in this clause (c), no Default or Event of Default shall have occurred and be continuing.

              SECTION 9.06. Transactions with Subsidiaries and Affiliates. No Borrower will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Subsidiaries and Affiliates, other than:
              (a) the transactions described in that certain Management Agreement dated as of February 4, 1998 between Indesco and Gadraz, Inc., a Delaware corporation;

              (b) the transactions described in that certain Executive Employment Agreement dated as of February 4, 1998 between Indesco and Ariel Gratch, an individual;

              (c) the purchase of raw materials by any Borrower from a Person owned or controlled by Yehochai Schneider, an individual;

              (d) the rendering of legal services to Indesco and the Borrowers by the law firm of Gratch, Jacobs and Brozman, P.C. ;

              (e) the lease or transfer from time to time, in the ordinary course of business, of Equipment by one Borrower to another Borrower, so long as the Lender's Lien on any Equipment so transferred continues to be perfected at all times;

              (f) agreements in existence on the Closing Date between a Borrower and Polytek; and

              (g) as otherwise permitted under Section 9.01(d), Section 9.03 and
       Section 9.04.

              SECTION 9.07. Restrictive Agreements. Indesco will not, and each Borrower will not, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of Indesco or such Borrower, as the case may be, to incur Indebtedness or to create, incur or permit to exist any Lien upon any of its property or assets, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by or in connection with this Financing Agreement or the Subordinated Indenture (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 9.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Financing Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

              SECTION 9.08. Change in Fiscal Year. Indesco will not, and each Borrower will not, change its Fiscal Year from a fiscal year ending on December 31 of each year.

              SECTION 9.09. Capital Expenditures. The Borrowers will not make on a combined basis Capital Expenditures during any Fiscal Year (including those made in connection with Indebtedness permitted to be incurred pursuant to
Section 9.01) in an aggregate amount in excess of $3,000,000 during any Fiscal Year, provided, however, that (a) Capital Expenditures funded with the proceeds of casualty losses (to the extent permitted under this Financing Agreement) or of contributions of capital shall be permitted without regard to the annual dollar limitation contained in this Section 9.09, and (b) if the aggregate amount of Capital Expenditures actually made during any Fiscal Year (or lesser period, if applicable) shall be less than the limit with respect thereto set forth in this Section 9.09 (such limit, without giving effect to any increase therein pursuant to this clause (b), the "base amount"), then up to $1,000,000 of the amount of such short fall (the "rollover amount") may be added to the amount of Capital Expenditures permitted to be made for the immediately succeeding Fiscal Year, provided further that (i) any Capital Expenditures made during any Fiscal Year for which any rollover amount shall have been so added shall be applied first, to the base amount for such Fiscal Year and second, to the rollover amount added to such Fiscal Year and (ii) such rollover amount, if any, must be used during such Fiscal Year, it being understood that any portion of such rollover amount that is not so used during such Fiscal Year shall be forfeited and may not be carried forward for use in any subsequent period.

              SECTION 9.10. Combined EBITDA. The Borrowers shall have on a combined basis, as of the end of each Fiscal Quarter, EBITDA of not less than $2,250,000.

              SECTION 9.11. Consolidated EBITDA. Indesco and its subsidiaries, on a consolidated basis, shall have Consolidated EBITDA of not less than (i) $13,000,000 for each period of four consecutive Fiscal Quarters ending in December, 2000, March, 2001, June 2001, September, 2001 and December, 2001, and
(ii) $14,500,000 for each period of four consecutive Fiscal Quarters ending in March, 2002, and each period of four consecutive Fiscal Quarters thereafter.

              SECTION 9.12. Consolidated Fixed Charge Coverage Ratio. Indesco and its subsidiaries, on a consolidated basis, shall have a Consolidated Fixed Charge Coverage Ratio, as of the end of each Fiscal Quarter, of not less than 3:00 to 1:00.

                                    ARTICLE X

                  INTEREST, FEES AND EXPENSES; LIBOR PROVISIONS

              SECTION 10.01. Interest Generally. Interest on all Revolving Loans and on the Term Loans shall be payable monthly as of the end of each month. Base Rate Loans shall bear interest at a variable per annum rate of the Base Rate plus the Applicable Increment, and LIBOR Loans shall bear interest at a fixed per annum rate of LIBOR plus the Applicable Increment. Interest on Revolving Loans shall be charged on the average of the net balances owing by each Borrower to the Lender in the Revolving Loan Account at the close of each day during such month, and interest on the Term Loans shall be payable on the unpaid principal balance thereof. In the event of any change in the Base Rate, the rate hereunder with respect to Base Rate Loans shall change, as of the date of such change, so as to remain equal to the Applicable Increment plus the new Base Rate then in effect. The rate hereunder for Base Rate Loans shall be calculated based on a 360-day year, and for LIBOR Loans shall be calculated on the basis of a 365-day year.


              SECTION 10.02. Default Charges. Upon and after the occurrence of an Event of Default and the giving of any required notice by the Lender in accordance with the terms of this Financing Agreement, all Loans shall bear interest at the rate set forth in clause (i) of the term Default Charges, and fees shall be charged on all Letters of Credit based on the rate set forth in clause (ii) of the term Default Charges.

              SECTION 10.03. Liquidity Fee. In the event that, on any Business Day of determination, the Availability of the Borrowers on an combined basis as of the opening of business on such Business Day is less than $4,000,000 (such event, a "Liquidity Event"), then, automatically and without notice to the Borrowers, on the next Business Day the Lender shall charge the Loan Account with, and the Borrowers agree to be jointly and severally liable for the payment of, a liquidity fee in the amount of $500,000.

              SECTION 10.04. Letter of Credit Fees. In consideration of the Letter of Credit Guaranty of the Lender, the Borrower for whose account a Letter of Credit was issued shall pay the Lender a Letter of Credit Fee which shall be an amount equal to (a) two percent (2%) per annum on the face amount of each such documentary Letter of Credit payable monthly, commencing upon issuance thereof and (b) two percent (2%) per annum, payable monthly, commencing upon issuance thereof, on the face amount of each such standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

              SECTION 10.05. Authorization to Charge Revolving Loan Account for Letter of Credit Fees, etc. Any and all charges, fees, commissions, costs and expenses charged to the Lender for a Borrower's account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by the Lender, or as may be due upon any termination of this Financing Agreement, and when made by any such Issuing Bank shall be conclusive on the Lender.

              SECTION 10.06. Reimbursement of Out-of-Pocket Expenses; Documentation Fee. The Borrowers jointly and severally agree to reimburse or pay the Lender, as the case may be, for: (a) all Out-of-Pocket Expenses and (b) any applicable Documentation Fee.

              SECTION 10.07. Line of Credit Fee. Upon the last Business Day of each month, commencing with the month of October, 2000, the Borrowers jointly and severally agree to pay the Lender the Line of Credit Fee, which shall be calculated based on a 360-day year.

              SECTION 10.08. Loan Facility Fee. To induce the Lender to enter into this Financing Agreement and in consideration of the Lender's agreement to extend the Line of Credit to the Borrowers, the Borrowers jointly and severally agree to pay the Lender a Loan Facility Fee in the aggregate amount of $250,000 (less the amount of the commitment fee, if any, paid by the Borrowers pursuant to the Commitment Letter), which amount shall be payable upon execution of this Financing Agreement.

              SECTION 10.09. Administrative Management Fee. The Borrowers jointly and severally agree to pay to the Lender, during each consecutive period of 365 days commencing on the Closing Date, an Administrative Management Fee in the amount of $20,000, which shall be deemed fully earned when paid, shall be paid in quarterly installments of $5,000 each, and shall be due on the first day of each calendar quarter, except that the first such installment shall be due and payable on the Closing Date.

              SECTION 10.10. Field Examination Fees. The Borrowers jointly and severally agree to pay the Lender's standard charges and fees for any personnel engaged or employed by the Lender for reviewing the books and records of the Borrowers and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses), provided, however, that unless and until an Event of Default shall have occurred and be continuing, the fees of the Lender's field examination staff for which the Borrowers shall be liable for the payment and reimbursement (exclusive of the Lender's Out-of-Pocket Expenses, as to which there shall be no dollar limitation) shall not exceed, during any consecutive period of 365 days commencing on the Closing Date, $750 per day for each member of such staff so engaged during such period in an examination of the Borrowers' books and records, for up to ten (10) days during each such period.

              SECTION 10.11. Authorization to Charge Revolving Loan Account for all Payments. The Borrowers hereby authorize the Lender to charge the Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Borrowers confirm that any charges which the Lender may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Borrowers and solely at the Lender's discretion.

              SECTION 10.12. Changes In Law. In the event that the Lender (or any financial institution which may from time to time become a participant or assignee hereunder) shall have determined in the exercise of its reasonable business judgment that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by the Lender, such assignee or participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's or such assignee's or participant's capital as a consequence of its obligations hereunder to a level below that which the Lender or such assignee or participant could have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender or such assignee or participant with respect to capital adequacy) by an amount reasonably deemed by the Lender or such assignee or participant to be material, then, from time to time, the Borrowers shall pay, no later than ten (10) days following demand and receipt of the certificate described below, to the Lender or such assignee or participant such additional amount or amounts as will compensate the Lender or such assignee or participant for such reduction. In determining such amount or amounts, the Lender or such assignee or participant may use any reasonable averaging or attribution methods. The protection of this
Section 10.12 shall be available to the Lender or such assignee or participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Lender or such assignee or participant setting forth such amount or amounts as shall be necessary to compensate the Lender or such assignee or participant with respect to this Section 10.12 and the calculation thereof when delivered to the Borrowers shall be conclusive on the Borrowers absent manifest error. Notwithstanding anything in this section to the contrary, in the event the Lender or such assignee or participant has exercised its rights pursuant to this section, and subsequent thereto determines that the additional amounts paid by the Borrowers in whole or in part exceed the amount which the Lender or such assignee or participant actually required to be made whole, the excess, if any, shall be returned to the Borrowers by the Lender or such assignee or participant.

              SECTION 10.13. Increased Costs. In the event that any change in
(i) any applicable law, treaty or governmental regulation not in effect as of the date of this Agreement, or, (ii) any existing law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by the Lender or any assignee of the Lender's rights hereunder (each an "Affected Party") with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject the Affected Party to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Affected Party of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes relating to tax on the overall net income of the Affected Party by the federal government or the jurisdiction in which it maintains an office or in which it would be subject to tax without regard to the transactions contemplated under this Financing Agreement);

(b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by the Affected Party by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or
(c) impose on the Affected Party any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to the Affected Party of making, renewing or maintaining its Loans hereunder by an amount that the Affected Party deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that the Affected Party deems to be material in the exercise of its reasonable business judgment, then, in any case the Borrowers shall pay the Affected Party, within five (5) days following its demand and receipt of the certificate described below, such additional cost or such reduction, as the case may be, provided that such Affected Party shall have made such demand within ninety (90) days after the date such Affected Party first became aware of such additional cost or such reduction, as the case may be. In the event that such additional cost or such reduction results from a change in tax law the effect of which can be mitigated or eliminated by filing with the applicable tax authorities a form or certificate, and the filing of such form or certificate is not, in the sole determination of the Affected Party, unreasonably burdensome and will not have any adverse consequence on the Affected Party, the Affected Party shall file such form or certificate and provide a copy thereof to the Borrowers. The Affected Party shall certify the amount of such additional cost or reduced amount to the Borrowers and the calculation thereof and such certification shall be conclusive upon the

Borrowers absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Affected Party has exercised its rights pursuant to this Section, and subsequent thereto determines that the additional amounts paid by the Borrowers in whole or in part exceed the amount which the Affected Party actually required pursuant hereto, the excess, if any, shall be returned to the Borrowers by the Affected Party.

              SECTION 10.14. LIBOR Provisions Generally. The Borrowers may request LIBOR Loans on the following terms and conditions:

(a) Each Borrower may elect from time to time (i) to request any Loan made to it hereunder to be a LIBOR Loan as of the date of such Loan or (ii) to convert Base Rate Loans made to it to LIBOR Loans, and may elect from time to time to convert LIBOR Loans made to it to Base Rate Loans by giving the Lender at least three
(3) Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Base Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should a Borrower elect to convert Base Rate Loans made to it to LIBOR Loans, it shall give the Lender at least four Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a Loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such Loan shall bear interest as if it were an Base Rate Loan. All or any part of outstanding Base Rate Loans then outstanding with respect to Revolving Loans and the Term Loans may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or more.

(b) Any LIBOR Loan may be continued as such upon the expiration of an Interest Period, provided the Borrower to which such LIBOR Loan was made so notifies the Lender, at least three (3) Business Days' prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Base Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the applicable Borrower pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, three or six month period. Absent such specification, the Interest Period shall be a one month period. Notwithstanding anything to the contrary contained herein, the Lender shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if the Lender had purchased such deposits to fund any LIBOR Rate Loans.

(c) Each Borrower may request a LIBOR Loan, convert any Base Rate Loan made to it or continue any LIBOR Loan made to it provided there is then no Default or Event of Default in effect.

(d) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Base Rate Loan at the end of the last Interest Period therefor.

(e) The Borrowers may not have more than five (5) LIBOR Loans in the aggregate outstanding at any given time.

              SECTION 10.15. LIBOR Unascertainable. In the event that the Lender or any other Affected Party shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to: (a) a proposed Loan that a Borrower has requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Base Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Lender shall forthwith give written notice of such determination to the Borrowers at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Base Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Base Rate Loan, (ii) any Base Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Base Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Base Rate Loan. Until such notice has been withdrawn by the Lender, no further LIBOR Loan shall be made nor shall the Borrowers have the right to convert a Base Rate Loan to a LIBOR Loan.

              SECTION 10.16. Extension For Payment. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

              SECTION 10.17. Unlawfulness. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Lender to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Base Rate Loans as of the end of the Interest Period applicable thereto, or within such earlier period as required by law. The Borrowers hereby agrees promptly to pay the Lender, upon demand, any additional amounts necessary to compensate the Lender for any costs incurred by the Lender in making any conversion in accordance with this Section, including, but not limited to, any interest or fees payable by the Lender to lenders of funds obtained by the Lender in order to make or maintain LIBOR Loans hereunder.

              SECTION 10.18. Indemnification. The Borrowers jointly and severally agree to indemnify and to hold the Lender and all other Affected Parties harmless from any loss or expense which such Affected Party may sustain or incur as a consequence of: (a) Default by any Borrower in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by such Affected Party to lenders of funds obtained by any of them in order to maintain the LIBOR Loans hereunder; (b) default by any Borrower in making a borrowing or conversion after such Borrower has given a notice in accordance with Section 10.14; (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by any Borrower in making any prepayment after such Borrower had given notice to the Lender thereof. The determination by the Lender of the amount of any such loss or expense, when set forth in a written notice to the Borrowers, containing the Lender's calculations thereof in reasonable detail, shall be conclusive on the Borrowers in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though the Lender had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that the Lender may fund each of the LIBOR Loans in any manner the Lender sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Lender shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Borrowers (i) initially to the Base Rate Loans and (ii) subsequently to LIBOR Loans; provided, however, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, the Lender may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Lender may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such Revolving Loans and the Lender shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

              SECTION 10.19. Regulatory Changes. Notwithstanding anything to the contrary in this Financing Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to the Lender, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Lender of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), the Lender (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of the Lender which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the Borrowers, the obligation of the Lender to make or continue, or to convert Base Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

                                   ARTICLE XI

                                     POWERS

Each Borrower hereby constitutes the Lender, or any Person the Lender may designate, as its attorney-in-fact, at the Borrowers' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations have been paid in full:

(a) To receive, take, endorse, sign, assign and deliver, all in the name of the Lender or the applicable Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

(b) To receive, open and dispose of all mail addressed to any Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Lender may designate;

(c) To request from customers indebted on Accounts at any time in the name of the Lender information concerning the amounts owing on the Accounts;

(d) To request from customers indebted on Accounts at any time, in the name of the applicable Borrower, in the name of certified public accountant designated by the Lender or in the name of the Lender's designee, information concerning the amounts owing on the Accounts;

(e) To transmit to customers indebted on Accounts notice of the Lender's interest therein and to notify customers indebted on Accounts to make payment directly to the Lender for the applicable Borrower's account; and

(f) To take or bring, in the name of the Lender or the applicable Borrower, all steps, actions, suits or proceedings deemed by the Lender necessary or desirable to enforce or effect collection of the Accounts.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (c), (e) and (f) above may only be exercised after the occurrence and during the continuance of an Event of Default, or until such time as such Event of Default is waived in writing by the Lender.

                                   ARTICLE XII

                         EVENTS OF DEFAULT AND REMEDIES

              SECTION 12.01 Events of Default. Each of the following shall be an Event of Default:

              (a) any Borrower shall fail to pay any principal of any Loan made to it or any reimbursement obligation in respect of any Letter of Credit issued for such Borrower's account when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

              (b) any Borrower shall fail to pay any interest on any Loan made to it or any fee, other amount or other Obligation (other than an amount or Obligation referred to in clause (a) of this Section) payable by such Borrower under this Financing Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

              (c) any representation or warranty made or deemed made by or on behalf of Indesco or by any Borrower in or in connection with this Financing Agreement or any amendment or modification hereof or waiver hereunder, or in any other Loan Document, or under any report, certificate, financial statement or other document furnished pursuant to or in connection with this Financing Agreement or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

              (d) any Borrower or Indesco shall fail to observe or perform any covenant, condition or agreement applicable to it contained in Section
       6.03 or 6.06, Article VIII or Article IX;

              (e) Indesco or any Borrower shall fail to observe or perform any covenant, condition or agreement applicable to it contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section), or contained in any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Lender to Indesco or such Borrower, as the case may be;

              (f) any "Event of Default", as such term is defined in the Subordinated Indenture, shall have occurred and be continuing, other than the Indenture Event, or any event or condition occurs that results in the Subordinated Debt (except on account of the Indenture Event) or any other Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness, or any trustee or agent on its or their behalf, to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof prior to its scheduled maturity;

              (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, Indesco or any Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestration, conservator or similar official for Holdings, Indesco or any Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

              (h) Holdings, Indesco or any Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestration, conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

              (i) Holdings, Indesco or any Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

              (j) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 shall be rendered against Holdings, Indesco or any Borrower or any combination thereof and the same shall remain undischarged or unsatisfied for a period of 30 consecutive days during which execution shall not be effectively stayed or bonded pending appeal, or for which such judgment is not covered by insurance to an extent deemed adequate by the Lender, in its commercially reasonable judgment, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, Indesco or any Borrower to enforce any such judgment; or

              (k) Ariel Gratch ceases to have an irrevocable proxy to exercise all of the voting rights of AFA International Limited, a British Virgin Islands corporation, in its capacity as holder of shares of capital stock in Holdings, or such proxy is or becomes void or unenforceable for any reason, or AFA International Limited, together with Ariel Gratch, cease to own, beneficially and of record, more than fifty percent (50%) of the equity securities of Holdings having ordinary voting power, or Holdings ceases to own beneficially and of record, all of the equity securities of Indesco having ordinary voting power, or Indesco fails to own beneficially and record all of the equity securities of each Borrower, or Ariel Gratch ceases for any reason to be actively engaged in the management of Indesco and the Borrowers, or a "Change of Control" occurs, as such term is defined in the Subordinated Indenture.

              SECTION 12.02 Termination of Commitments; Acceleration.

       Upon the occurrence of any Event of Default (other than an Event of Default described in clause (g) or (h) of Section 12.01), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Line of Credit and thereupon the Line of Credit shall terminate immediately, and (ii) declare the Loans and all other Obligations then outstanding to be due and payable in whole (or in part, in which case any principal or other Obligation not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and all other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. In case of any Event of Default described in clause (g) or (h) of Section 12.01, the Line of Credit shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, provided, however, that in the event that the Borrowers file a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the "Code") within one hundred and eighty (180) days after the Closing Date, then (a) upon the written request of the Borrowers, the Lenders shall consent to the entry of a cash collateral order (the "Cash Collateral Order") by a court of competent jurisdiction (the "Bankruptcy Court"), in form and substance acceptable to the Lender, in its sole discretion, exercised in a commercially reasonable manner, pursuant to Section 363 of the Code, and the Borrowers' use of cash collateral thereunder shall terminate upon the earlier to occur of (i) 15 days from the entry of the Cash Collateral Order and (ii) entry of such an order approving the establishment of DIP financing, as referred to below, and (b) the Borrowers shall enter into a financing agreement (including a consent to proposed order to be approved by the Bankruptcy Court), in form and substance substantially the same as, and containing such terms and conditions substantially the same as, those contained in this Financing Agreement, pursuant to Section 364(c)(1), (2) and (3) of the Code, which shall provide for debtor-in-possession ("DIP") financing in amounts at least equal to the original amount of the Revolving Line of Credit and the original principal amounts of the Term Loans. Such financing agreement shall include, without limitation, the following provisions: (i) that the Lender has first priority liens on all pre- and post-petition property of the Borrowers as security for all pre- and post-petition Obligations, subject only to validly perfected pre-petition Permitted Encumbrances existing as of the Closing Date; (ii) that the Lender be granted a superpriority over all claims, priority claims, superpriority claims and administrative expenses; (iii) that the Lender's lien cannot be primed by another security holder; (iv) that no Section 506(c) administrative expenses can be charged to the collateral that secures such DIP financing without the Lender's consent; (v) that the Lender can apply for relief from the Section 362 stay upon shortened notice (which request for shortened notice would not be opposed by the Borrowers, the Borrowers reserving all rights to oppose the substantive relief sought in any such Section 362 motion); (vi) that the Lender shall be entitled to the full protection of Section 364(e);
(vii) a finding by the Bankruptcy Court that the Lender is extending financing to the Borrowers in good faith; (viii) that Lender may at any time give notice of its security interest in the Accounts without prior notice to the Borrowers or application to the Bankruptcy Court; (ix) that the conditions set forth in paragraphs (k), (o) and (j) of Section 2.01 hereof be re-satisfied at the time of the DIP financing; (x) that there be no material existing Default (other than under clause (g) or (h) of Section 12.01 and other than a Default arising from the Indenture Event); (xi) that the DIP financing shall have a term of no more than one year; and (xii) neither the proceeds of any loan from the Lender, nor any of the Lender's collateral, shall be used for the payment or reimbursement of any fees or disbursements of any professionals retained by the debtor-in-possession, any trustee or examiner, or any official committee, incurred in connection with the assertion or joinder in any claim, counterclaim, action, proceeding, application, motion, objection, defense or other contested matter, the purpose of which is to seek any order, judgment, determination or similar relief; invalidating, setting aside, avoiding, subordinating or rendering or deeming unenforceable, in whole or in part, any of Lender's pre-petition or post-petition liens or any of the Obligations to Lender, or any claim against the Borrowers by Lender, under any of the Loan Documents.

              SECTION 12.03 Exercise of Remedies.

              Immediately upon the occurrence and during the continuance of any Event of Default, the Lender may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Lender may use, at each Borrower's expense, such of each Borrower's personnel, supplies or space at each Borrower's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of each applicable Borrower or the Lender, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the applicable Borrower or the Lender; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Lender's sole option and discretion, and the Lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Borrowers; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Lender shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the applicable Borrower or the Lender, or in the name of such other party as the Lender may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Lender in its sole discretion may deem advisable, and the Lender shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Lender shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Lender shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Each Borrower agrees, at the request of the Lender, to assemble the Inventory and Equipment and to make it available to the Lender at premises of such Borrower or elsewhere and to make available to the Lender the premises and facilities of such Borrower for the purpose of the Lender's taking possession of, removing or putting the Inventory and Equipment in saleable form. The Lender agrees to give each Borrower ten (10) days prior notice of intended disposition of any Collateral, and each Borrower agrees that ten (10) days prior notice shall constitute reasonable notification and full compliance with all applicable laws. The net cash proceeds resulting from the Lender's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Lender to the payment of the Obligations of the applicable Borrower, whether due or to become due, in such order as the Lender may elect, and such Borrower shall remain liable to the Lender for any deficiencies, and the Lender in turn agrees to remit to such Borrower or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Each Borrower hereby indemnifies the Lender and holds the Lender harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Lender by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by such Borrower, such Borrower as debtor-in-possession, any secured or unsecured creditors of such Borrower, any trustee or receiver in bankruptcy, or otherwise), and each Borrower hereby agrees to so indemnify and hold the Lender harmless, absent the Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof the Lender may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgment.

                                  ARTICLE XIII
                                   TERMINATION

              Except as otherwise permitted herein, the Lender may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Borrowers at least one hundred and twenty (120) days prior written notice of termination. Notwithstanding the foregoing, the Lender may terminate the Financing Agreement immediately upon the occurrence of an Event of Default. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Borrowers may terminate this Financing Agreement at any time upon sixty (60) days' prior written notice to the Lender. All Obligations shall become due and payable as of any termination hereunder or under Article XII hereof and, pending a final accounting, the Lender may withhold any balances in the Revolving Loan Account (unless supplied with an indemnity satisfactory to the Lender) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount equal to 110% of the undrawn face amount of any outstanding Letters of Credit. All of the Lender's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full, unless the Lender shall have received from or on behalf of the Borrowers cash collateral in aggregate amount equal to 110% of the amount of such Obligations.

                                   ARTICLE XIV

                                  MISCELLANEOUS

              SECTION 14.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

              (a) if to Indesco or to either Borrower, to Indesco at:

                                Indesco International, Inc.
                                950 Third Avenue
                                New York, New York 10022
                                Attn: Ariel Gratch, Esq.
                                Fax No.: (212) 319-0856

                                With a copy to:
 .
                                Gratch, Jacobs & Brozman, P.C.
                                950 Third Avenue
                                New York, New York 10022
                                Attn: Alan S. Jacobs, Esq.
                                Fax No.: (212) 319-0856


                                      and


              (b) if to the Lender, to:

                                The CIT Group / Business Credit, Inc.
                                1211 Avenue of the Americas
                                New York, New York 10036
                                Attn: Regional Manager
                                Fax No.: (212) 536-1295

                                With a copy to:

                                Wolf, Block, Schorr and Solis-Cohen LLP
                                250 Park Avenue
                                New York, New York 10177
                                Attn: Robert Stein, Esq.
                                Fax No.: (212) 986-0604


Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Financing Agreement shall be deemed to have been given on the date of receipt.

              SECTION 14.02. Waivers; Amendments. (a) No failure or delay by the Lender or the Issuing Bank in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Financing Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, or issuance of a Letter of Credit, shall not be construed as a waiver of any Default, regardless of whether the Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

              (b) Neither this Financing Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement in writing entered into by Indesco, the Borrowers and the Lender.

              SECTION 14.03. Expenses; Indemnity; Damage Waiver. (a) Indesco and each Borrower jointly and severally agree to pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the preparation and administration of this Financing Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all amounts paid by the Lender which constitute indemnity payments under the Old Credit Agreement, and (iv) all reasonable out-of-pocket expenses incurred by the Lender or the Issuing Bank, including the reasonable fees, charges and disbursements of any counsel (including the allocated costs of internal counsel) for the Issuing Bank or the Lender, in connection with the enforcement or protection of its rights in connection with this Financing Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

              (b) Indesco and each Borrower jointly and severally agree to indemnify the Lender and the Issuing Bank and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Financing Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of transactions contemplated hereby,
(ii) any Loan, Letter of Credit, or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual presence or release of Hazardous Materials from any property owned or operated by Indesco or any Borrower in violation of applicable Environmental Laws and resulting in Environmental Liability, or any Environmental Liability related in any way to Indesco or any Borrower, or (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

              (c) To the extent permitted by applicable law, Indesco and each Borrower agree not to assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Financing Agreement or the transactions contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

              (d) All amounts due under this Section shall be payable promptly after written demand therefor.
              SECTION 14.04. Successors and Assigns. (a) The provisions of this Financing Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Indesco nor the Borrowers may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by any of them without such consent shall be null and void). Nothing in this Financing Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Financing Agreement.

       (b) The Lender shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit, the Term Loans, the Revolving Loans and its rights and obligations with respect to Letters of Credit), provided, however, that unless an Event of Default has occurred and is continuing, the Lender shall not make any such assignment without the prior written consent of the Borrowers, which consent will not be unreasonably withheld or delayed. Upon execution of an assignment and transfer agreement, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the Lender as the case may be hereunder and (b) the Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. Indesco and the Borrowers shall, if necessary, execute any documents reasonably required to effectuate the assignments.

       (c) Indesco and the Borrowers acknowledge that the Lender may sell participations in the Loans and extensions of credit made and to be made to the Borrowers hereunder. Indesco and the Borrowers further acknowledge that in doing so, the Lender may grant to any such participant certain rights which would require such participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement.

              SECTION 14.05. Survival. All covenants, agreements, representations and warranties made by Indesco and the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Financing Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this

Financing Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender or the Issuing Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Financing Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless such Letter of Credit has been collateralized by cash pursuant to Article XIII) and so long as the Revolving Line of Credit has not expired or terminated. Each provision contained in this Financing Agreement pursuant to which Indesco or the Borrowers indemnifies, or agrees to be liable for any loss suffered by, the Lender or the Issuing Bank shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Financing Agreement or any provision hereof.

              SECTION 14.06. Counterparts; Integration; Effectiveness. This Financing Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Financing Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 2.01, this Financing Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Financing Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Financing Agreement.

              SECTION 14.07. Severability. Any provision of this Financing Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

              SECTION 14.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or such Affiliate to or for the credit or the account of Indesco or the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Financing Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Financing Agreement and although such obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

              SECTION 14.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Financing Agreement shall be construed in accordance with and governed by the law of the State of New York.

              (b) Indesco and each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Financing Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Financing Agreement shall affect any right that the Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Financing Agreement against Indesco or any Borrower or its properties in the courts of any jurisdiction.

              (c) Indesco and each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Financing Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (d) Each party to this Financing Agreement irrevocably consents to service of process in the manner provided for notices in Section 14.01. Nothing in this Financing Agreement will affect the right of any party to this Financing Agreement to serve process in any other manner permitted by law.

              SECTION 14.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FINANCING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FINANCING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

              SECTION 14.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Financing Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Financing Agreement.

              SECTION 14.12. Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a)to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Financing Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Financing Agreement or the enforcement of rights hereunder, (f) subject to a confidentiality agreement containing provisions substantially the same as those of this Section, to any participant or prospective participant of the Lender or to any assignee of, or any prospective assignee of, any of its rights or obligations under this Financing Agreement, (g) with the consent of Indesco or the applicable Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a nonconfidential basis from a source other than Indesco or a Borrower. For the purposes of this Section, "Information" means all information received from Indesco and the Borrowers relating to any of them or their business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by Indesco or the Borrowers, as applicable; provided that, in the case of information received from Indesco or any Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

              SECTION 14.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Lender.

              SECTION 14.14. [Intentionally Omitted].

              IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         THE CIT GROUP/ BUSINESS CREDIT, INC.,


                         By
                            --------------------------------------
                            Name:
                            Title:

                         INDESCO INTERNATIONAL, INC.


                         By
                            --------------------------------------
                            Name:
                            Title:

                         AFA PRODUCTS, INC.


                         By
                            --------------------------------------
                            Name:
                            Title:

                         CONTINENTAL SPRAYERS INTERNATIONAL, INC.


                         By
                            --------------------------------------
                            Name:
                            Title: